Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospecus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

As filed with the Securities and Exchange Commission on                  , 2002
                                                       ------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                           Internet Eye Doctor, Inc..
                 (Name of small business issuer in its charter)


           Nevada                         5961                   84-1613630
           ------                         ----                   ----------
  (State of jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

  3809 South West Temple, Suite 2-D, Salt lake City, Utah 84115 (801) 270-0712 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                         Joseph G. Carbone, Pres., CEO.
                         3809 So. West Temple, Suite 2-D
                           Salt Lake City, Utah 84115
                                 (801) 270-0712

(name, address, including zip code and telephone number, including, area code of agent for service)

                                  LaVonne Frost
                             1414 E. Telegraph Rd.,
                            Carson City, Nevada 89701
                                 (775) 883-5755

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

 Title of each class of         Amount of            Dollar             Proposed           Proposed           Amount of
    securities to be         securities to be     Amount to be          maximum            maximum         registration fee
       registered               registered         registered        offering price       aggregate
                                                                       per share        offering price
      Common Stock           1,500,000 shares     $7,500,000.00          $5.00            $7,500,000          $1,673.00
=========================  ==================== =================  ================== ==================  ==================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. Item 1 Preliminary Prospectus dated June 11, 2002 INTERNET EYE DOCTOR, INC. 1,500,000 shares of $0.001 par value Common Stock $ 5.00 per share The Offering: Per Share Total Public Price $ 5.00 $7,500,000.00 Underwriting1 Discounts/Commissions2 $ 0.00 $ 0.00 Proceeds to Internet Eye Doctor3 $ 5.00 $7,500,000.00

This a "self-underwritten" best efforts, no minimum basis Offering. This Offering is made on a continuous basis.

(1) We have decided not to use an underwriter for the distribution. See "Plan of Distribution."
(2) The commissions shown do not include legal, accounting, printing, escrow fees, and related costs incurred in connection with the Offering, which will be payable by us. These expected expenses are estimated to total $200,000.
(3) There is an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be immediately available to the company for its use.
(4) There are no selling security holders in this offering.
(5) Risk factors section is located beginning on page 9(nine) in this prospectus.
(6) The company's securities are not currently listed with any securities exchange.

Internet Eye Doctor, Inc. is a Nevada Corporation which engages in the business of marketing high-quality, low cost contacts and eye wear, through the internet and direct markets. The company will offer a maximum of 1,500,000 shares of its common stock under this registration statement. The maximum offering price will be $5.00 per share.

This is an initial public offering of common stock. Before this offering, there was no public trading market for our stock, and no assurance can be given that an active market will ever develop. The shares offered hereunder are not listed with any national securities exchange nor the NASDAQ stock quotation system. The offering price for our stock may not be the same as the market price for our stock after the offering.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. See "Risk Factors" (beginning on page 11 ) and "Dilution" (beginning on page 19) to read about risks you should carefully consider before buying this stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

The information in this prospectus will be subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may we accept offers to buy, until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall we sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.

Item 2
Inside front cover page of Prospectus
                            Internet Eye Doctor, Inc.
                  Offering of 1,500,000 Shares of Common Stock

                                   PROSPECTUS
                                  June 11, 2002

                                TABLE OF CONTENTS

                                                                            Page
Summary........................................................................5
Summary of Selected Financial Information .....................................7
Risk Factors .................................................................11
Use of Proceeds ..............................................................21
Determination of Offering Price ..............................................22
Selling Security Holders .....................................................26
Plan of Distribution .........................................................26
Legal Proceedings ............................................................27
Directors, Executive Officers, Promoters
   & Control Persons .........................................................27
Security Ownership of Certain
   Beneficial Owners and Managers ............................................29
Description of Securities ....................................................29
Interest of Named Experts and Counsel ........................................30
Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities ............................30
Description of Business ......................................................31
Management's Discussion and Analysis of
  Financial Condition and Results of Operations ..............................38
Certain Relationships and Related Transactions................................40
Description of Property ......................................................40
Market of Common Equity and
 Related Stockholder Matters .................................................41
Executive Compensation........................................................41
Changes in and Disagreements with Accounts
   or Accounting and Financial Disclosure ....................................41
Financial Statements ........................................................F-1

Internet Eye Doctor, Inc. intends to become a reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the "Commission"). The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http//www.sec.gov that contains reports, proxy, other information statements and other information regarding all issuers that file electronically. We plan to apply for listing of our common stock on the OTC Bulletin Board ("OTC:BB") by filing a Form 15c2-11 with the NASD.

We do not anticipate that future annual reports will be voluntarily delivered to our security holders; however, upon request we will provide at no cost to each security holder copies of our future annual reports which will include audited financial statements. Also, we will provide, at no cost to each person who has received a Prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (801) 270-0712 or write to:

                                Joseph G. Carbone
                            Internet Eye Doctor, Inc.
                        3809 South West Temple, Suite 2-D
                           Salt Lake City, Utah 84115

THE SECURITIES OFFERED AND SOLD HEREBY HAVE NOT BEEN REGISTERED BY ANY STATE AGENCY OR OFFICE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR THE SECURITIES REGULATORY AGENCIES OF ANY STATE, NOR HAS THE COMMISSION FOR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. HOWEVER, NOTHING CONTAINED HEREIN SHALL LIMIT THE OPPORTUNITY OF ANY OFFEREE OR HIS REPRESENTATIVE ACCOUNTANT OR ATTORNEY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OR TO OBTAIN ADDITIONAL INFORMATION OR TO VERIFY THE ACCURACY OF ANY OF THE INFORMATION CONTAINED HEREIN.

THIS MEMORANDUM CONTAINS PREDICTIONS OF FUTURE EVENTS REFLECTING THE BELIEFS AND EXPECTATIONS OF THE COMPANY. SUCH PREDICTIONS MAY OR MAY NOT OCCUR. ALTHOUGH BASED ON ASSUMPTIONS WHICH THE COMPANY BELIEVES ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY WILL IN FACT PROVE TO BE CORRECT. CONSEQUENTLY, THEY MUST NOT BE RELIED UPON TO INDICATE, OR AS GUARANTEES OF, ANY ACTUAL RESULTS THAT MAY BE REALIZED.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, NOR A SOLICITATION OF OFFERS FROM ANY PERSON WHO HAS NOT COMPLETED AND RETURNED A STATEMENT OF INVESTOR SUITABILITY IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

AT ANY TIME SUBSEQUENT TO THE DATE OF THIS MEMORANDUM, OR THE DATE OF ANY SALE GENERATED BY IT, THE FACTS STATED HEREUNDER OR THE CIRCUMSTANCES OR AFFAIRS OF THE PARTIES DESCRIBED HEREIN MAY CHANGE AND THE DELIVERY SHALL NOT CREATE AN IMPLICATION, UNDER ANY CIRCUMSTANCE, THAT THE FACTS STATED HEREUNDER OR THE AFFAIRS OF THE PARTIES DESCRIBED HEREIN HAVE REMAINED STATIC AND UNCHANGED.

THE STATEMENTS SET FORTH IN THIS MEMORANDUM AS TO THE TERMS OF ANY REFERENCED DOCUMENT ARE NOT NECESSARILY COMPLETE. COPIES OF ALL DOCUMENTS NOT ANNEXED HERETO MAY BE EXAMINED BY CONTACTING THE COMPANY AT ITS ADDRESS SET FORTH HEREIN. THE MEMORANDUM DOES NOT CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT OR OMIT A MATERIAL FACT NECESSARY TO MAKE THE STATEMENT, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, NOT MISLEADING. THE MEMORANDUM CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF THE DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

IT IS EXPECTED THAT DELIVERY OF CERTIFICATES FOR THE SHARES WILL BE MADE WITHIN TWO WEEKS AFTER THE COMPANY ACCEPTS THE INVESTOR'S SUBSCRIPTION.

IN MAKING AN INVESTIGATION DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE PLAN OF DISTRIBUTION, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHALL NOT CONSTRUE THE CONTENTS OF THIS OFFERING MEMORANDUM AS LEGAL, TAX OR ACCOUNTING ADVICE. RATHER, PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN LEGAL COUNSEL, ACCOUNTANTS AND BUSINESS ADVISORS AS TO ALL LEGAL, TAX ACCOUNTING AND OTHER FINANCIAL MATTERS CONCERNING THEIR INVESTMENT IN THE SHARES.

NO OFFERING LITERATURE IS BEING EMPLOYED IN THE OFFERING OF THE SHARES OTHER THAN THIS PRELIMINARY PROSPECTUS. CERTAIN PROVISIONS OF AGREEMENTS, DOCUMENTS OR RECORDS MAY BE SUMMARIZED IN THIS OFFERING MEMORANDUM, WHICH SUMMARIES ARE NOT COMPLETE. COPIES OF, OR ACCESS TO, SUCH AGREEMENTS, DOCUMENTS AND RECORDS WILL BE PROVIDED TO ANY OFFEREE, UPON REQUEST, TO THE EXTENT POSSIBLE. NO ORAL STATEMENTS OR ANY INFORMATION OTHER THAN THAT SET FORTH IN THIS OFFERING MEMORANDUM OR CONTAINED IN AGREEMENTS, DOCUMENTS AND RECORDS REQUESTED AND FURNISHED, SHOULD BE RELIED UPON.

PURCHASE OF THESE SECURITIES INVOLVES A HIGH DECREE OF RISK. THIS PRIVATE OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

ALL INTERESTS OFFERED ARE FOR THE OFFEREE'S OWN ACCOUNT FOR INVESTMENT, AND NOT RE-DISTRIBUTION OR RESALE TO OTHERS. OFFEREE AGREES THAT HE WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES UNLESS THEY ARE REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FOR SUCH REGISTRATION IS AVAILABLE. THE OFFEREE REPRESENTS THAT HE HAS ADEQUATE MEANS OF PROVIDING FOR HIS CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES, AND THAT HE HAS NO NEED FOR LIQUIDITY OF THIS INVESTMENT.

INFORMATION CONTAINED HERE HAS BEEN OBTAINED FROM SOURCES DEEMED RELIABLE. NO REPRESENTATION OR WARRANTY IS MADE, HOWEVER, AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE DELIVERY OF THIS OFFERING MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS TO ANY TIME SUBSEQUENT TO ITS DATE.

                                   ALL STATES

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATES, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.


              THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE
                DETAILED INFORMATION APPEARING ELSEWHERE IN THIS
                                   MEMORANDUM.

First page of the Prospectus
                                     SUMMARY

The following summary highlights certain information found in more detail elsewhere in this Prospectus. As such, before you decide to buy our common stock, in addition to the following summary, you are urged to read the entire Prospectus carefully, especially the risks of investing in our common stock as discussed under "Risk Factors." (See "Risk Factors" beginning on page 4.) You should also consult your experts, i.e. your accountant, lawyer, or stockbroker prior to making an investment decision.

                            INTERNET EYE DOCTOR, INC.

Our Business

Internet Eye Doctor, Inc., is a corporation formed under the laws of the State of Nevada on December 7, 2001. Our executive offices are located at 3809 South West Temple, Suite 2-D, in Salt Lake City, Utah, 84115 and our telephone number is (801) 270-0712. The office of our registered agent in Nevada is located at:
1414 East Telegraph, Carson City, Nevada 89701.

Internet Eye Doctor (The "Company") is a direct marketer of replacement contact lenses and eye wear products. Through mass marketing and an Internet Website, www.interneteyedoctor.com, the Company allows consumer and corporate entities to purchase eye care products from the privacy of their own home or business. The world's highest percentage of eye wear consumers is found in the United States, where 161 million people, or 60 percent, required vision correction in 1997. Sales of traditional eye wear are driven by a set of co- dependent factors: 1) Eye care is a medical necessity often driven by a fashion impulse; and 2) repeat sales are prompted by the need to renew these goods every two years, on average, or as vision needs change. In recent years, the vision industry has crafted a fashion image towards the consumers of these products. This has been accompanied by a dramatic rise in designer and brand-name products, usually licensed to leading frame manufacturers who can make these items with low production costs and high wholesale and retail margins.

The United States, with 33 million contact lens wearers, accounted for roughly half of the world's contact lens market in 1997. The contact lens market has several attractive features. First, the shift from conventional to disposable and planned replacement lenses drives strong industry revenue growth. Second, contact lens manufacturers benefit from the fixed costs that can be achieved with higher volumes, commonly called economics of scale. The third favorable feature is a consumer shift from commodity lenses to specialty lenses (astigmatism-correcting torics, cosmetics, multifocals, etc.). The specialty lenses have higher costs to the consumer, which in turn means higher revenues per patient.

The Company believes that the company's high volume, cost-efficient operations enable it to offer its products at competitive prices while delivering a high level of customer service. The company believes that it offers consumers an attractive alternative for obtaining replacement contact lenses and eye wear through its website. The company will utilize a national advertising campaign to promote its website. The company combines the most recognized national brand name eye care products and a licensed eye doctor's office.

The Company operates within the growing eye care market. Sales of eye wear in 1997 totaled approximately $20 billion in the United States, and approximately $50 billion internationally. The Company believes that consumers are increasingly seeking the convenience, speed and home delivery that can be provided by direct marketers of replacement contact lenses, particularly through the growing use and reliance on the Internet.

                             SUMMARY OF THE OFFERING

Securities Offered:                      1,500,000 shares of Common Stock (See "Description
                                         of Securities" beginning on page 15).

Shares of Common Stock Outstanding:      Before Offering ....................................60,044,000
                                         After Offering......................................61,544,000

Use of Proceeds by Internet Eye Doctor:  We intend to use the net proceeds from this Offering for organizational purposes, pay the costs of this
                                         offering, and to determine the feasibility of selling
                                         contacts and eye wear products through the internet
                                         and mass media markets. (See "Use of Proceeds"
                                         beginning on page 20 and "Description of Business"
                                         beginning on page 29.)

Risk Factors:                            The securities offered by this prospectus are
                                         speculative and involves a high degree of risk.
                                         Investors should not buy this stock unless they can
                                         afford to lose their entire investment.  Investors should
                                         consult their legal, accounting and/or financial advisors
                                         prior to executing any purchase agreement for these
                                         securities.  While the company cannot fully detail each
                                         and every risk associated with this offering the
                                         company has identified a number of significant risk
                                         factors and detailed these risks below.  Risk factors
                                         associated with these securities include, but are not
                                         limited to, the lack of an operating history of the
                                         company, lack of a market for the company's
                                         securities, the lack of any profits since the company's
                                         inception, the speculative nature of the company's
                                         business plan, the market place competition with larger
                                         companies, the regulation by different government
                                         entities, the need of capital to continue operations, the
                                         value of the stock is speculative, and the possibility of
                                         restrictions on the re-sale of the securities. (See "Risk
                                         Factors" beginning on page 9)


CONDENSED CONSOLIDATED FINANCIAL DATA

For the Periods Ending December 31, 2001 and  June 30, 2002

BALANCE SHEET DATA AT PERIOD END:
--------------------------------
                                                   June 30, 2002   Dec 31,2001
                                                  ------------------------------

     Total Current Assets                         $         457   $        -
                                                  --------------  --------------
     Other Assets                                        11,033          10,000
                                                  --------------  --------------
     TOTAL ASSETS                                 $      11,490   $      10,000
                                                  ==============  ==============


     Total Current Liabilities                    $      11,659   $       7,981
                                                  --------------  --------------


     Total Stockholders' Equity (Deficit)                  (169)          2,019
                                                  --------------  --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $      11,490   $      10,000
                                                  ==============  ==============

STATEMENT OF OPERATIONS:
-----------------------

     Gross Margin On Sales                        $         544   $        -

     Total Expenses                                     (20,422)        (10,035)

     NET LOSS                                     $     (19,878)  $     (10,035)
                                                  ==============  ==============

     BASIC LOSS PER SHARE                         $       (0.00)  $       (0.00)
                                                  ==============  ==============

STATEMENT OF CASH FLOW DATA:
---------------------------

     Net Cash Provided by Operating Activities    $         262   $        -

     Cash Flows From Investing Activities                  -               -

     Cash Flows From Financing Activities                  -               -
                                                  --------------  --------------

     CASH AT END OF PERIOD                        $         262   $        -
                                                  ==============  ==============

                                  RISK FACTORS

The stock offered in this prospectus involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Investors in this offering should be able to bear the financial loss of their entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Internet Eye Doctor, Inc. Investors should consult their legal, accounting and financial experts prior to investing in the securities offered by the company. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock. While the company has attempted to identify what it believes are the significant risk factors, the risks listed in this preliminary prospectus are not a complete list of all possible risks associated with investing in the securities.


Risks Related to Internet Eye Doctor's Business

Lack of Operating History.

Because the company was organized in 2001, the company does not have a history of operations. Since there is no history of operations, the company is unable to provide any detailed information to the prospective investor as to past performance and operations of the company. Further, the investor will be unable to estimate the ability of the president to operate the company and to locate and favorably pursue new opportunities for the company.

In general, to succeed in today's competitive market, we must be able to:

     o    implement our business plan;
     o create and increase brand recognition of the products we intend to distribute;
     o    manage growth in our operations;
     o    expand our customer base cost-effectively;
     o    retain customers;
     o    access additional capital when required; and
     o    attract and retain key personnel

We cannot be certain that our business plan will be successful or that we will successfully address these and other challenges, risks and uncertainties.

We do not have a large customer base.

Due to our limited operating history, we have not proven an ability to attract and retain customers. We may not be able to convert a large number of our targeted customers from traditional shopping methods to shopping online for eyewear products. Even if we are successful at attracting online customers, we expect it will take several years to build a critical mass of repeat customers. If we do not attract and retain a high volume of online customers at a reasonable cost, we will not be able to increase our revenues or achieve profitability. Specific factors that could prevent widespread customer acceptance of Internet Eye Doctor's products include:

     o    lack of consumer awareness of the company;
     o    pricing that does not meet customer expectations;

     o incorrectly filled orders or damaged products resulting from improper oversight and fulfillment of the online ordering process;
     o delayed response to customer service requests if monitoring and growth of customer service staff is inadequate.

Internet Eye Doctor Has Incurred Losses Since Its Inception on December 7, 2001 and Expects Losses to Continue For the Foreseeable Future.

We are in the extreme early stages of development and could fail before being able to fully implement our business plan. We are a "start up" venture that will incur net losses for the foreseeable future due to a variety of factors including:

     o fluctuations in the number of visitors to our website as a result of the relative successes or failures of our marketing efforts to our targeted customers;
     o    demand for eye care products;
     o amount and timing of our operating costs and capital expenditures, which are currently difficult to predict;
     o introductions by our competitors of new or enhanced websites, products or services;
     o fluctuations in shipping costs or delivery times based on changes in the market for distribution services;
     o price competition and fluctuations in the wholesale prices of the products we sell;
     o shifts in research findings, media publicity and consumer perception regarding eye care products;
     o    changes in our management team and key personnel; and
     o continuing fluctuations in general economic conditions and economic conditions specific to the Internet, electronic commerce and the eye care industry.

Our limited operating history makes it difficult to assess the impact of these and other factors on our operating results.

We will incur additional expenses before we to become profitable. We might not ever become a profitable company. We are a relatively young company that has no history of revenue, earnings or profit. This makes our business difficult for the investor to evaluate the company as an ongoing concern. Because of the limited operating history and expectation of future losses, the investor should consult with his professional advisors before making an investment in these securities. There is no assurance that we will operate profitably in the future or ever provide a return on investment for the investor.

Changes or Interruptions to Internet Eye Doctor's Arrangements with Its Suppliers May Have an Adverse Effect on Its Ability to Operate.

The company depends on independent suppliers for the products required to meet our customer's demands. Similarly, any dispute with the suppliers could prevent us from selling or delivering product to our customers. Any termination or impairment to access of products could prevent us from implementing our business plan, thereby limiting our profitability and decreasing the value of our stock.

Internet Eye Doctor Will Compete With Other Internet Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable.

Our future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by targeted consumers. Consumers may choose not to conduct business over the Internet in sufficient numbers to establish a customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online eyewear product market may not develop. We may therefore be unable to successfully market and sell our product, in which case we would not become profitable.

Internet Eye Doctor will have to Conform to State Laws and Regulations.

The sale and delivery of contact lenses are generally governed by state laws and regulations. We hope to sell to customers in all 50 states and each sale is likely to be subject to the laws of the state where the customer is located. The laws and regulations relating to the delivery and sale of contact lenses vary from state to state, but can generally be classified into five categories:

     o laws that require contact lenses to be dispensed only pursuant to a valid prescription; o laws that require the dispenser to be licensed by the state as an optometrist, ophthalmologist or other professional authorized to dispense lenses;
     o    laws  that  require   lenses  be  dispensed  only  in  a  face-to-face
          transaction;
     o laws with requirements that are unclear or do not specifically address the sale and delivery of contact lenses; and
     o laws that we believe place no restrictions on the dispensing of replacement contact lenses.

Many of the states requiring that contact lenses be dispensed in face-to-face meetings or by a person licensed by such state to dispense lenses also require that lenses only be dispensed pursuant to a valid prescription. Our employees are licensed or registered to dispense contact lenses only in the state of Utah. Our operating practice will be to attempt to obtain a valid prescription from each customer or his/her eye care practitioner. If we are unable to obtain a copy of or verify the customer's prescription, it will be our practice to ship the lenses to the customer based on the information that the customer has provided.

Any action brought against us based on our failure to comply with applicable state laws and regulations could result in the company being subject to significant fines, being prohibited from making sales in a particular state, being required to comply with such laws or could constitute a misdemeanor. Such required compliance could result in:

     o    increased costs to us;
     o the loss of a substantial portion of our customers for whom we are unable to obtain or verify a prescription;
     o the inability to sell to customers at all in a particular state if we cannot comply with such state's laws; and o misdemeanor penalties and civil fines.

The occurrence of any of the above could harm our ability to sell contact lenses and to operate profitably. Furthermore, states may enact or may impose laws or regulations that prohibit mail order dispensing of contact lenses or otherwise impair our ability to sell eye wear and continue to operate profitably. We have not obtained an opinion of counsel with regard to our compliance with applicable state laws and regulations or the enforceability of such state laws and regulations, and information contained in this prospectus regarding our compliance with applicable state laws and regulations should not be construed as being based on an opinion of counsel. At this time we do not intend to obtain opinions from different counsel as to our ability to sell eye wear in any particular state.

Because Internet Eye Doctor doesn't Manufacture Contact Lenses, We Cannot Ensure that the Contact Lenses We Sell Meet all Federal Regulatory Requirements.

Contact lenses are regulated as medical devices by the FDA. Under the Federal Food, Drug, and Cosmetic Act, medical devices must meet a number of regulatory requirements, including the requirement that they be cleared or approved by FDA, be manufactured in accordance with good manufacturing practice regulations, be labeled in compliance with federal law, and be listed with FDA. We attempt to ensure that the lenses we buy do comply with federal laws. However, because we are not the manufacturers, we cannot ensure that the lenses we sell do comply with the FDC Act. The distribution of medical devices that do not comply with the FDC Act is unlawful, and subjects the distributor and the devices themselves to FDA regulatory action. The possible sanctions include warning letters from the FDA, injunction, civil penalties, and criminal prosecution, as well as seizure of the contact lenses.

It is possible that the FDA will consider certain of the contact lenses we sell to be misbranded.

The FDA also regulates the labeling of medical devices. The contact lenses that we sell are prescription devices, and therefore contain the statement required by FDA regulations: "Caution: Federal law restricts this device to sale by or on the order of a (physician or other licensed practitioner)." Although the FDA has not objected to the sale of contact lenses without a written prescription or other order directly from the customer's eye care practitioner, it is possible that the FDA will consider contact lenses that are sold in such a fashion to be misbranded. The sale of misbranded devices is unlawful under the Federal Food, Drug, and Cosmetic Act, and can result in a warning letter, seizure, injunction, civil penalties, or prosecution.

Internet Eye Doctor May Not be Able to Obtain Sufficient Quantities of Contact Lenses at Competitive Prices in the Future to Meet the Existing or Anticipated Demand for our Products. Our Inability to Obtain Sufficient Quantities of Contact Lenses Would Harm our Business.

If any of the company's suppliers are no longer able to supply us with contact lenses, we may not be able to secure other adequate sources of our product, or may not be able to obtain our inventory on terms as favorable to us as our current supply. Either circumstance could harm us by increasing our costs or, in the event adequate replacement supply cannot be secured, reducing our net sales.

Internet Eye Doctor Expects to Incur Losses in the Future and Cannot Assure The Investor That Our New Advertising Strategies Will Prove Successful. Our Quarterly Results are Likely to Vary Based upon the Level of Sales and Marketing Activity in any Particular Quarter.

We expect to incur significant advertising expenditures in order to increase awareness of the company through sales and marketing and other promotional activities. Our sales and marketing activities may not be successful and may not result in increases in our net sales.

Internet Eye Doctor will be Dependent on our Telephone, Internet and Management Information Systems for the Sale and Distribution of Contact Lenses.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis, and our ability to purchase and promote products, manage sales and marketing activities and maintain efficient operations through our telephone and management information systems. A disruption in our telephone, Internet or management information systems could harm our relations with our customers and our ability to manage our operations.

Internet Eye Doctor expects the Retail Sale of Contact Lenses to be Highly Competitive. Certain of our Competitors are Large, National Optical Chains that have greater Resources Than We Have.

The retail sale of contact lenses is a highly competitive and fragmented industry. Our principal competitors include ophthalmologists and optometrists in private practice and retail chain stores. We also compete with national optical chains, such as Cole Vision, LensCrafters and National Vision Association and mass merchandisers, such as Wal-Mart, Sam's and Costco. We also compete with other direct marketers of contact lenses such as 1-800-contacts. We may face increased competition in the future from new entrants in the direct marketing business, which may include national optical chains and mass merchandisers, some of which may have significantly greater resources. In addition, many of our competitors, including most eye care practitioners, national optical chains and mass merchandisers, have direct supply arrangements with contact lens manufacturers, which in some cases afford such competitors better access to supply and pricing terms. In light of such intense competition, we may not be able to create a market for ourselves or realize our anticipated growth.

Internet Eye Doctor expects the Demand for Contact Lenses could be Substantially Reduced if Alternative Technologies to Permanently Correct Vision gain in Popularity.

We also encounter competition from alternative technologies, such as surgical refractive procedures, including new refractive laser procedures such as PRK, or photo refractive keratectomy, and LASIK, or laser in situ keratomileusis. If surgical refractive procedures become increasingly accepted as an effective and safe technique for permanent vision correction, they could substantially reduce the demand for contact lenses by enabling patients to avoid the ongoing cost and inconvenience of contact lenses. Accordingly, these procedures, or other alternative technologies may be developed in the future, which may cause a substantial decline in the number of contact lens wearers and thus harm our business.

Increases in the Cost of Shipping, Postage or Credit Card Processing could harm our business.

We ship our products to customers by United States mail and other overnight delivery services. We generally invoice the costs of delivery and parcel shipments directly to customers as separate shipping and handling charges. In addition, we use direct mailings to advertise our products and receive a majority of our payments from customers using credit cards. Any increases in shipping, postal or credit card processing rates could harm our operating results as we may not be able to effectively pass such increases on to our customers, thus decreasing our profit margin. Similarly, strikes or other service interruptions by these shippers could limit our ability to market or deliver our products on a timely basis.

Internet Eye Doctor's Business could be Harmed if we are Required to Collect State Sales Tax on the Sale of Products.

At present, we do not plan collect sales or other similar taxes in connection with the sale of our products to consumers located outside the state of Utah. From time to time, various states have sought to impose state sales tax collection obligations on out-of-state direct marketing companies such as ours. A successful assertion by one or more states that we should have collected or should be collecting sales taxes on the sale of our products could result in additional costs and administrative expenses to us and corresponding price increases to our customers, which could harm our business.

We face an Inherent Risk of Exposure to Product Liability Claims in the event that the use of the products we sell results in Personal Injury.

We face an inherent risk of exposure to product liability claims in the event that the use of the products we sell results in personal injury. Although we have not experienced any losses due to product liability claims, we cannot assure you that we will not experience such losses in the future. We maintain insurance against product liability claims, but we cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on terms acceptable to us. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity against us, could harm our business.

Risks Relating to the Internet

Our success is dependent, in part, on the continued growth and use of the Internet.

The Internet is still relatively new and is rapidly evolving. A decrease in the growth of Internet usage would harm our business. The following factors may inhibit growth in Internet usage, limit visits to our Internet addresses or limit orders placed through our website:

     o    inadequate Internet infrastructure;
     o    security and privacy concerns;
     o    inconsistent quality of service, and;
     o    unavailability of low cost, high-speed service.

Our success is dependent, in part, upon the ability of the Internet infrastructure to support increased use. The performance and reliability of the Internet may decline as the number of users increases or the bandwidth requirements of users increase. The Internet has experienced a variety of outages due to damage to portions of its infrastructure. If outages or delays occur frequently in the future, Internet usage, including usage of our website, could grow slower than we expect or usage of our website could even decline. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable amounts to adapt our solutions accordingly.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users' personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. Claims could also be based on other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. Security breaches also could damage our reputation and expose us to a risk of loss or litigation and possible liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other developments could result in a compromise or breach of the technology used by us to protect customer transaction data.

We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies' limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is new and rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. Currently, there are few laws or regulations directly applicable to the Internet or online commerce on the Internet, and the laws governing the Internet that exist remain largely unsettled. The most recent session of the U.S. Congress resulted in Internet laws regarding online children's privacy, copyrights and taxation. This or similar legislation could dampen growth in use and acceptance of the Internet. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services and the licensing of individuals dispensing eye wear. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

In addition, several telecommunications carriers have requested the Federal Communications Commission to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. This could result in the reduced use of the Internet as a medium for commerce, which could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address our customers' changing preferences. However, we may experience difficulties that delay or prevent our being able to do so.

Absence of Dividends

Following the completion of this Offering, the Company intends to retain all future earnings for use in its business and, therefore, does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

Risks Relating to Forward-Looking Statements

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements include statements regarding the Company's marketing plans, expectations concerning growth in the market, certain financial projections and the planned use of proceeds. Actual results could differ from those projected in any forward-looking statements. The forward-looking statements are made as of the date of this Prospectus and the Company assumes no obligation to update such in the forward-looking statements. When used in this prospectus the words "anticipate," "expect," "believe," "intend," and similar expressions, as they relate to us, are intended to identify forward looking statements. Numerous factors, including without limitation factors mentioned in this Risk Factors section, many of which are beyond the control of management of the Company, could cause future results to differ substantially from those contemplated in such forward-looking statements. The safe harbor for forward-looking statements provided by Section 27A of the Securities Act and Section 21E of the Exchange Act is not applicable to limit the Company's liability for sales made in this Offering.

Acquisition  of or  Combination  with Another  Company Could Dilute  Stockholder
Value.

Should we not be successful in developing a market for the Internet Eye Doctor products, management may spend a significant portion of operational time evaluating other business opportunities that may be available to us. In the event of a business combination involving the company's stock as part or whole payment by the company to enter into the agreement, the ownership interests of holders of existing shares of Internet Eye Doctor stock would be diluted. Due to our limited financial resources, the only way we will be able to diversify our activities, should our business plan prove to be impractical, would be to enter into a business combination.

Any asset acquisition or business combination would likely include the issuance of a significant amount of Internet Eye Doctor common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Internet Eye Doctor stockholders may not have an opportunity to vote on whether to approve it. For example, our Board of Directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but our Officers and Directors must exercise their powers in good faith and with a view to the interests of the corporation.

Acquisition of or Combination with Another Company Could Be Difficult To Integrate and Disrupt Business.

Any acquisition of or business combination with another company could disrupt our ongoing business, distract management and employees and increase our expenses. Should we acquire a company, we could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. Acquisitions also involve the need for integration into existing administrative services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit our profitability and decrease the value of our stock. In addition, our liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and our capital may be further depleted by the operating losses (if any) of the business entity that we may eventually acquire.

Risks Related to this Offering

The price of Internet Eye Doctor common stock could fluctuate in the future.

The market price for shares of the common stock could fluctuate substantially based on a number of factors, including quarter-to-quarter variations in our results of operations, news announcements, changes in general market conditions for contact lenses, regulatory actions, adverse publicity regarding us or the industry in general, changes in financial estimates by securities analysts and other factors. In addition, broad market fluctuations and general economic and political conditions may harm the market price of the common stock, regardless of our actual performance.

Financial Risks

Internet  Eye  Doctor  Has  No  Operating  History  and  Financial  Results  Are
Uncertain.

We have no history of earnings or profit and there is no assurance that we will operate profitably in the future. There is no meaningful historical financial data upon which to base planned operating expenses. As a result of this limited operating history, it is difficult to accurately forecast our potential revenue. In order to become profitable, we must:

     o    implement our business plan;
     o    create company recognition;
     o    manage growth in our operations;
     o    create a customer base cost-effectively;
     o    cultivate and retain customers;
     o    access additional capital when required;
     o    attract and retain key personnel.

We cannot be certain that our business plan will be successful or that we will successfully address these and other challenges, risks and uncertainties. If we fail to successfully meet these challenges, we will likely never become profitable.

Internet Eye Doctor May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors.

Our ultimate success will depend on our ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Internet Eye Doctor. If not available, our operations would be severely limited, and we would be unable to implement our business plan.

State Blue Sky Registration; Restricted Resales Of The Securities.

Transferability of the shares of Common Stock of the Company is very limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the initial sale and subsequent resale of securities of "blank check" companies such as the Company within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, would not register the securities of the Company for sale or resale in their states. Because of these regulations, the Company currently has no plan to register any securities of the Company with any state. To ensure that any state laws are not violated through the resales of the securities of the Company, the Company will refuse to register the transfer of any securities of the Company, to residents of any state, which prohibit such resale or if no exemption is available for such resale.

Investment Risks

Internet Eye Doctor's Common Stock Has No Prior Market And Prices May Decline After the Offering.

There is no public market for Internet Eye Doctor's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Internet Eye Doctor's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Internet Eye Doctor's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Internet Eye Doctor's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Internet Eye Doctor's common stock the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Internet Eye Doctor stock.

Investors May Face Significant Restrictions on the Resale of Internet Eye Doctor Stock Due to State Blue Sky Laws.

Each state has its own securities laws, often called "blue sky laws", which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Internet Eye Doctor's stock. There may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Internet Eye Doctor securities.

Accordingly, investors should consider the secondary market for Internet Eye Doctor securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Investors May Face Significant Restrictions on the Resale of Internet Eye Doctor Stock Due To Federal Regulations of Penny Stock.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the
Securities and Exchange Act of 1934, as amended. Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to Internet Eye Doctor and its securities. The rules may further affect the ability of owners of Internet Eye Doctor shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Forward-Looking Statements

This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements include statements regarding the Company's marketing plans, expectations concerning growth in the market, certain financial projections and the planned use of proceeds. Actual results could differ from those projected in any forward-looking statements. The forward-looking statements are made as of the date of this Prospectus and the Company assumes no obligation to update such forward-looking statements, or to update the reasons why actual results may differ from those projected in the forward-looking statements. Numerous factors, including without limitation factors mentioned in this Risk Factors section, many of which are beyond the control of management of the Company, could cause future results to differ substantially from those contemplated in such forward-looking statements.

                                 USE OF PROCEEDS

The gross proceeds to Internet Eye Doctor from the sale of the 1,500,000 shares of common stock offered hereby at an assumed initial public offering price of $5.00 per share are estimated to be $7,500,000.00.

We expect to use the net proceeds, listed in the order of priority as follows:

Purpose                                 *50% Subscription    **100% Subscription
Organizational Purpose                       $   125,000          $   250,000
Expenses associated with the Offering        $   200,000          $   200,000
Website Development                          $   125,000          $   250,000
Advertising                                  $ 1,500,000          $ 3,400,000
Working Capital                              $ 1,800,000          $ 3,400,000
                                             ---------------------------------
                                             $ 3,750,000          $ 7,500,000

 * Assumes sale of 50% of the stock being offered
** Assumes sale of 100% of the stock being offered

We continually evaluate other business opportunities that may be available to us, whether in the form of assets acquisitions, business combinations or diversifying into new lines of business. We may use a portion of the proceeds for these purposes. We are not otherwise a party to any contracts, letters of intent, commitments or agreements and are not currently engaged in active negotiations with respect to any acquisitions.

The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this Offering based upon our present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this Offering in a manner other than as described herein. Consequently, future events, including changes in our business plans, research and development results and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable.

                         DETERMINATION OF OFFERING PRICE

This is the initial public offering of the Company's common stock, and before this offering there is no public trading market in the Company's stock. As a result, the initial public offering price for the 1,500,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, the amount of our company liabilities we hope to pay off, and the general condition of the securities market. The offering price is not an indication of and is not based on the actual value of the Company and bears no relation to the book value, assets, or earnings of the Company. The offering price should not be regarded as an indicator of the future price of the stock.

                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of June 30, 2002, the net tangible book value of our shares of common stock was ($169) or approximately ($.0000028) per share, based on 60,044,000 shares outstanding. Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 61,544,000 shares outstanding will be $7,499,831, or approximately $.121 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.12 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $.12 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 61,169,000 shares to be outstanding will be $5,624,831, or approximately $.092 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.092 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $.092 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 60,794,000 shares to be outstanding will be $3,749,831, or approximately $.061 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.061 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $.061 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 60,419,000 shares to be outstanding will be $1,874,831 or approximately $.031 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $.031 per share without any additional investment on their part. You will incur an immediate dilution from $5.00 per share to $.031 per share.

After completion of this offering, if 1,500,000 shares are sold, the new investors will own approximately 3% of the total number of shares then outstanding, for which they will have made a cash investment of $7,500,000, or $5.00 per share. Our current stockholders will own approximately 97% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $2,019, or approximately $.0000336 per share.

After completion of this offering, if 1,125,000 shares are sold, the new investors will own approximately 1.75% of the total number of shares then outstanding, for which they will have made a cash investment of $5,625,000, or $5.00 per share. Our current stockholders will own approximately 98.25% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $2,019, or approximately $.0000336 per share.

After completion of this offering, if 750,000 shares are sold, the new investors will own approximately 1.25% of the total number of shares then outstanding, for which they will have made a cash investment of $3,750,000, or $5.00 per share. Our current stockholders will own approximately 98.5% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $2,019, or approximately $.0000336 per share.

After completion of this offering, if 375,000 shares are sold, the new investors will own approximately .75% of the total number of shares then outstanding, for which they will have made a cash investment of $1,875,000, or $5.00 per share. Our current stockholders will own approximately 99.25% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $2,019, or approximately $.0000336 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS

Price per share.......................................................$0.0000336
Net tangible book value per share before offering .....................0.0000336
Net tangible book value per share after offering ...........................0.12
Increase to present stockholders in net tangible book
     value per share after offering.........................................0.12
Capital contributions......................................................(169)
Number of shares outstanding before the offering......................60,044,000
Number of shares after offering
     held by existing stockholders....................................60,044,000
Percentage of ownership after offering.......................................97%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share...........................................................$ 5.00
Net tangible book value per share after offering ...........................0.12
Dilution per share.........................................................$4.88
Capital contributions ................................................$7,500,000
Number of shares after offering held by public investors...............1,500,000
Percentage of ownership after offering........................................3%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share...........................................................$ 5.00
Net tangible book value per share after offering ...........................0.09
Dilution per share.........................................................$4.91
Capital contributions..................................................5,625,019
Number of shares after offering held by public investors...............1,125,000
Percentage of ownership after offering.................................... 1.75%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share ..........................................................$ 5.00
Net tangible book value per share after offering ...........................0.06
Dilution per share ........................................................$4.94
Capital contributions ................................................ 3,750,000
Number of shares after offering held by public investors.................500,000
Percentage of ownership after offering ....................................1.25%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share ..........................................................$ 5.00
Net tangible book value per share after offering ...........................0.03
Dilution per share ........................................................$4.97
Capital contributions .................................................1,875,000
Number of shares after offering held by public investors................ 250,000
Percentage of ownership after offering ....................................0.75%

                            SELLING SECURITY HOLDERS

There are no selling security holders.

                              PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 1,500,000 shares of Internet Eye Doctor's $0.001 par value common stock to the public at a purchase price of Five ($5.00) per share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our Chairman, Joseph G. Carbone, without an underwriter, and without any selling agents. The offering will be made on a continuous basis until July 1, 2004, when this offering will end. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $7,500,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. The funds raised by the company will be placed in an escrow account. The escrow agent will then disburse the funds raised according to written instructions by the company. No money will be returned to you once we accept your subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through Joseph G. Carbone, our Chairman. Mr. Carbone will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them our common stock. Mr. Carbone will receive no commission from the sale of any shares. Mr. Carbone will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Carbone is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Carbone is and will continue to be our Chairman at the end of the offering and has not been during the last four months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Carbone has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Carbone intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Internet Eye Doctor, Inc."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding. Further, the Officer; and Director; know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each Director and Executive Officer of :

Name                             Age                       Position

Joseph G. Carbone                49               Chairman, President, Secretary

Joseph G. Carbone, ABOC, NCLC. Mr. Carbone is a Board Certified Optician. He has over twenty-five years experience in the eye care health field. Jopseph received his education at NYCC in New York City. Mr. Carbone has been in private practice for the past 24 years. He has owned and operated his own business. He is also the founder and a trustee of Eye Care for Kids, Inc., an IRS recognized 501-C3 charity. Eye Care for Kids is a charitable organization offering eye care services to under privileged children. Currently, Eye Care for Kid operates exclusively in the Salt Lake City, Utah area. As one of the Trustees for Eye Care for Kids, Mr. Carbone is responsible for raising charitable funds for the organization. He is also responsible to ensure that the funds raised by Eye Care for Kids is spent according to the foundation's charter of helping children who cannot afford proper eye care. Prior to entering into private practice Mr. Carbone interned with a prestigious optician on Madison Avenue which has a clientele from television, theater, music and motion pictures. Mr. Carbone has served as president of the Utah Society of Certified Dispensing Opticians. He has served on the board of the Utah Society of Certified Dispensing Opticians as vice president as well as education and licensing chairman. He makes and fits specialty cosmetic contact lenses to assure quality and optimal customization. His expertise is in providing character eye wear and the fitting and making of custom color contact lenses. Mr. Carbone also provides special effects contact lenses for the film and theater industry.

David Burton                     40               Treasurer, Director

David Burton, MBA. David has 15 years of experience in the IT industry. He is currently responsible for over 500 corporate IT systems utilizing Microsoft NT/2000, Novell NetWare, Linux, and G=FreeBSD. Mr. Burton holds certificates as a Microsoft Certified Systems Engineer and as a Certified Network Engineer. Mr. Burton is also licensed as a Registered Professional Engineer in the State of Utah. He is currently responsible for needs analysis, recommending and purchasing equipment, installation, troubleshooting, designing web applications, custom database applications and future planning of the company's technical requirements.

David W. Walker                  45               Director

David W. Walker has served as a Director of the Company since January 2002. Mr Walker most recently was the Senior Vice-President of Feng Shui Consulting, Inc., which specializes in financial consulting to small and mid-size public companies. Prior to working for Feng Shui, Mr Walker served as President of The Walker Group, a consulting firm, from 1995 to 2000. Mr. Walker owned and operated The Walker Group. Prior to working for the Walker Group, Mr Walker served as Vice-President of Country Club Foods, Inc., a Utah-based snack food manufacturer and distributor. Mr. Walker helped to create a growth program for the company. Mr. Walker was responsible for overseeing the activities of over 250 employees and 100 independent brokers and distributers. Mr Walker received a Bachelor's Degree from the University of Utah.

Hal Haselton                     50               Director

Hal Haselton has over 25 years of business management experience. Mr Haselton is currently an Applications Engineer with Tyco International. Prior thereto Mr. Haselton has served in management positions with Columbia Water Conditioning, Acurex/Aerotherm, Harbor Boat House, A& W Restaurants and Interlachen Resorts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 20, 2002, Internet Eye Doctor's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Internet Eye Doctor to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

 Title of Class                   Name and Address                    Nature of                Amount of           Percent Of Class
                                                                      Ownership                Ownership
  Common Stock                   Joseph G. Carbone                    President,               10,000,000               17.60%
($0.01 par value)          3809 South West Temple, Ste 2D             Secretary,
                              Salt Lake City, UT 84115                 Chairman
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                      David Burton                   Vice President,             1,500,000                 2.64%
($0.01 par value)          3809 South West Temple, Ste 2D           Treasure, and
                              Salt Lake City, UT 84115                 Director
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                      Hal Hasleton                       Director                  300,000                 0.53%
($0.01 par value)          3809 South West Temple, Ste 2D
                              Salt Lake City, UT 84115
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                    David W. Walker                      Director                1,228,000                 1.81%
($0.01 par value)          3809 South West Temple, Ste 1D
                              Salt Lake City, UT 84115
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                   Career Worth, Inc.                Beneficial Owner           33,000,000                58.10%
($0.01 par value)          3809 South West Temple, Ste 1D
                              Salt Lake City, UT 84115
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                  Elizabeth Colmenares               Beneficial Owner            3,507,500                 6.17%
($0.01 par value)            1935 East River Oaks Drive
                              Salt Lake City, UT 84093
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock                   David Michael, LLC                Beneficial Owner            3,050,000                 5.37%
($0.01 par value)           48 West 300 South #501 North
                              Salt Lake City, UT 84101
-----------------------------------------------------------------------------------------------------------------------------------
                        All Executive Officers and Directors                                  12,830,000                22.59%
                                         as a Group

The officers and directors do not have any rights to the beneficial ownership of any other shares of the company's stock.

                                             DESCRIPTION OF SECURITIES

General

The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, of which 60,044,000 are issued and outstanding as of June 30, 2002 There is no authorized preferred stock, and there are no options, warrants or other instruments convertible into shares outstanding.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with the Company's common stock, except those generally provided under state law.

The Company has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future. There is no provision in the company's Articles of Incorporation or its by laws that would delay, defer or prevent a change in control of the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for the Company by Brett Benson, an attorney licensed in the states of Utah.

Experts

The financial statements of the Company as of December 31, 2001, included in this prospectus have been audited by HJ & Associates, L.L.C., Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Internet Eye Doctor's Articles of Incorporation provide that it will indemnify its Officers and Directors to the full extent permitted by Nevada state law. Internet Eye Doctor's Bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or Officer of Internet Eye Doctor or is or was serving at the request of Internet Eye Doctor as a Director, Officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by, such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

General

Internet Eye Doctor was incorporated under the laws of the State of Nevada on December 7, 2001, and is in the early developmental and promotional stages. To date, our only activities have been organizational, directed at acquiring our principal asset, a license agreement, raising initial capital and developing a business plan. We have not commenced commercial operations. We have no full time employees and own no real estate.

Overview

The company intends to be a direct marketer of replacement contact lenses. Through our Internet addresses, "www.interneteyedoctor.com" we intend on selling most if not all of the most popular brands of contact lenses, including those manufactured by Johnson & Johnson, CIBA Vision, Bausch & Lomb, Wesley Jessen, Ocular Sciences and Cooper Vision. Our high volume, cost- efficient operations will enable us to offer our products at competitive prices while delivering a high level of customer service. We will offer our customers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery.

The Internet is the fastest-growing sales channel available to the company at this time. The internet is a more cost-effective way for us to serve our customers. We believe that our customers will increasingly use the Internet to order and reorder replacement contact lenses and eye wear products.

We intend on marketing our products through a national advertising campaign. As compared to other direct marketers of replacement contact lenses, we believe that Internet address afford us a significant competitive advantage in generating consumer awareness and repeat business. We intend to use a significant portion of the net proceeds from this offering to further increase our sales and marketing activities. We believe that increases in advertising expenditures will have a direct impact on the growth of net sales. We believe that the planned expense in advertising activities will enable us to attract significant numbers of customers. In particular, our marketing campaign will be designed to continue to build brand awareness and to more prominently feature our Internet address, www.interneteyedoctor.com.

                                Industry Overview

Industry analysts estimate that over 50% of the United States' population need some form of corrective eye wear. Contact lenses have become a convenient, cost effective alternative to eyeglasses, and the number of contact lens wearers is expected to increase as technology further improves the convenience, comfort and fit of contact lenses. As a result, the contact lens market is large and growing. We estimate, based on published reports, that the U.S. retail market for contact lenses was approximately $3.0 billion in 1998 and, according to industry analysts, was expected to grow at 4% to 6% in 1999, with the disposable market growing at 8% to 12%. The growth in the disposable market is largely due to the shift in the contact lens market away from traditional soft lenses, which generally are replaced on an annual basis, to disposable lenses, which are replaced on a daily, weekly, or bi-weekly basis. Traditionally, contact lenses were almost exclusively sold to consumers by either ophthalmologists or optometrists (referred to in this prospectus collectively as "eye care practitioners"). Eye care practitioners would typically supply a patient with his or her initial pair of contact lenses in connection with providing the patient an eye examination and all replacement lenses, regardless of whether the patient was given or required another eye examination. Because the initial fitting of contact lenses requires a prescription written by an eye care practitioner, the initial sale of contact lenses still takes place primarily in this manner. Over the last decade, however, a number of alternative sellers of replacement contact lenses have emerged, including direct marketers. We believe that increased consumer awareness of the benefits of the direct marketing of contact lenses will lead to further growth of direct marketing. Purchasing replacement contact lenses from a direct marketer offers the convenience of shopping at home, rapid home delivery, quick and easy telephone or Internet ordering and competitive pricing. In addition, the growth in popularity of disposable contact lenses, which require patients to purchase replacement lenses more frequently, has contributed to the growth of the direct marketing channel. We estimate that direct marketers accounted for approximately 5% of contact lens sales in the United States during 1998. The direct marketing industry continues to grow as many retail customers have migrated towards the convenience and service offered by home shopping, and we expect the direct marketing segment of the contact lens industry to grow in tandem with the growth in the direct marketing industry as a whole. The enormous growth and acceptance of the Internet as a medium of communication and commerce presents significant opportunities for direct marketers of contact lenses such as Internet Eye Doctor. Pew Internet and American Life Project reports that more than 104 million American Adults had internet access at the end of 2000. Pew also reports that more than 30 million children under the age of 18 had internet access at the end of 2000. The factors driving this growth include the increasing number and decreasing cost of personal computers in homes and offices, technological innovations providing easier, faster and cheaper access to the Internet, the proliferation of content and services being provided on the Internet and the increasing use of the Internet by business and consumers as a medium for conducting business. The Internet possesses a number of unique and commercially powerful characteristics that differentiate it from traditional media: users communicate or access information without geographic limitations; users access dynamic and interactive content on a real-time basis; and users communicate and interact instantaneously.

The Internet has created a dynamic and particularly attractive medium for commerce, empowering customers to gather more comparative purchasing data than is feasible with traditional commerce systems, to shop in a more convenient manner and to interact with sellers in many new ways. Forrester Research estimates that online retail revenues will increase from approximately $4.8 billion in 1998 to approximately $17.4 billion in 2001.

We believe that the Internet provides a convenient and efficient medium for the sale of replacement contact lenses. Historically, sales of contact lenses by direct marketers have been impeded by eye care practitioners and contact lens manufacturers. Many eye care practitioners have been reluctant to provide patients with a copy of their prescription or to release such information to direct marketers upon request, thereby prohibiting such patients from purchasing lenses from a direct marketer. In addition, substantially all of the major manufacturers of contact lenses have historically refused to sell contact lenses directly to direct marketing companies and have sought to prohibit their distributors from doing so. These traditional barriers to the direct marketing of contact lenses may be reduced or eliminated in the future. The Federal Trade Commission (the "FTC") has from time to time solicited comments regarding whether eye care practitioners should be required to release contact lens prescriptions to their patients. In addition, the Attorneys General for more than 30 states have joined in a lawsuit against the major contact lens manufacturers and certain eye care practitioners and their trade associations alleging that the manufacturers' policy not to sell to direct marketers was adopted in conspiracy with eye care practitioners to eliminate alternative channels of trade from the contact lens market.

Competitive Strengths

We believe that our Internet address, www.interneteyedoctor.com, contains the terms that are most commonly used by consumers to search the Internet for a direct marketer of replacement contact lenses. The Internet is our fastest-growing sales channel and represents a significant opportunity for sales as the Internet grows in popularity as a medium of commerce.

Customer Service

We believe that we provide better customer service to replacement lens purchasers than traditional contact lens distributors. Delivering high quality, consistent customer service will be a cornerstone of our strategy. Our customer service representatives ("CSRs") will be trained to provide efficient and accurate order entry and will be able to provide each customer with real time product availability information and the estimated delivery date for their lenses. In addition, our CSRs will be trained and authorized to handle all customer service issues, including accepting product returns and issuing refunds, if appropriate. We believe that consistently providing every customer with prompt and courteous service throughout their relationship with us will increase our ability to attract and retain customers.

Growth Strategy

We believe that we have significant opportunities to attract and retain new customers and increase sales through several strategic initiatives, including the following:

o Establish Brand Awareness. We intend to use a portion of the net proceeds from this offering to increase brand awareness for Internet Eye Doctor and our related website, www.interneteyedoctor.com, through a nationwide advertising campaign utilizing broadcast, print and Internet media.

o Expand Internet-based Advertising and Sales. To date, we have spent only a very small percentage of our advertising budget on Internet-based advertising. We intend to capitalize on our Internet addresses and website by significantly increasing our advertising and other investments in Internet-based sales.

o Pursue Acquisitions and Strategic Partnerships. We believe that the highly fragmented nature of our industry affords us significant opportunities to make additional acquisitions. As a result, we intend to actively pursue strategic acquisitions and partnerships with companies that will allow us to increase our customer base and enhance our brand awareness.

o Pursue International Expansion. According to published reports, the international market for retail contact lens sales was approximately $1.5 billion in 1998. We believe that this market is currently under-served by direct marketing companies and are exploring options with potential partners to penetrate the international markets in Europe and Asia.

o Customer Relationships. We intend to enhance our relationships with customers, encouraging frequent and extensive use of our website by introducing enhanced product-related content and interactive features. We believe that the number of orders placed on the Internet will continue to grow as our customer base increases and the Internet becomes more widely accepted as a medium for commerce. We believe that the key to getting our customers is to provide a competitive price and convenient delivery while providing superior customer service.

Product Offerings

Contact lenses can be divided into two categories: soft lenses and hard lenses (primarily rigid gas permeable). There are three principal wearing regimes for soft contact lenses: conventional, disposable and planned replacement. Conventional lenses are designed to be worn indefinitely, but are typically replaced after 12 to 24 months. Disposable soft contact lenses were introduced in the late 1980s based on the concept that changing lenses on a more regular basis was important to comfort, convenience, maintaining healthy eyes and patient compliance. Disposable lenses are changed as often as daily and up to every month, depending on the product. Planned replacement lenses are designed to be changed as often as every two weeks and up to every three months and currently represent a small portion of the overall soft lens market. We are a direct marketer of replacement contact lenses and do not manufacture contact lenses or provide eye examinations or related services to our customers. We offer substantially all of the soft and hard contact lenses produced by the leading contact lens manufacturers, including Johnson & Johnson, CIBAVision, Bausch & Lomb, Wesley Jessen, Ocular Sciences and CooperVision. We will purchase product directly from manufacturers. Our products are delivered in the same sterile, safety sealed containers in which the lenses were packaged by the manufacturer. In addition, we will be offering a full line of eye wear products including eyeglasses, sunglasses, and eye care products.

Customer and Marketing

We will strive to deliver a high level of customer service in an effort to expand our customer base. We will utilize a focused, closely managed and monitored marketing strategy that is designed to enhance the awareness and value of our brand. We continually research and analyze new ways in which to advertise our products. After identifying an attractive potential new advertisement or advertising medium, we commit to such advertising for an initial test period. The response generated by such advertising is monitored and analyzed by us and a decision to commit significant resources to a particular advertisement or advertising medium is made only if we are satisfied with the response rates we have generated. After the initial testing period, we continue to closely monitor our advertising in order to identify and react to trends in consumer response patterns and adjust our marketing strategy accordingly.

The majority of contact lens wearers are between the ages of 18 and 39. In addition, approximately two thirds of contact lens wearers are women. Contact lens wearers generally have higher incomes than eyeglass wearers do. Through our national advertising campaign, we are able to target our advertising to contact lens wearers in these key demographic groups, as well as certain other persons based on other important demographics.

Our  national   advertising   campaign  will  include  both  cable  and  network
television, Internet advertising, Direct- mailing, cooperative mailings and magazines and newspapers. We believe with a comprehensive marketing plan we can attract new customers and increase sales.

Management Information System

We will be developing a proprietary management information system which will integrate our order entry and order fulfillment operations. We believe that this system will enable us to operate efficiently and provide enhanced customer service. The management information system will process both telephone and Internet orders; continually monitor and track our inventory levels for substantially all of our products; and rapidly process credit card orders.

                                   Operations

The primary components of our operations will include Teleservices, Order Entry and Customer Service. Customers may place orders via the Internet 24 hours a day, 7 days a week. Potential customers may also obtain product, pricing or other information over the Internet. Our orders will be received by phone, Internet, mail, facsimile and electronic mail.

The laws in most states require that contact lenses be sold pursuant to a valid prescription. Our operating practice will be to obtain a valid prescription from each of our customers or his/her eye care practitioner. Customers may mail a copy of their prescription with their order or send it to us via facsimile. Upon receipt of a prescription from a patient, the prescription is filled by us.

Our website at www.Interneteyedoctor.com will provide our customers with a quick, efficient and cost-effective method for obtaining replacement contact lenses. Our website allows customers to easily browse and purchase substantially all of our products, promotes brand loyalty and encourages repeat purchases by providing an inviting customer experience. We have designed our website to be fast, secure and easy to use and to enable our customers to purchase products with minimal effort. Through our call center, we will offer service and support to our customers during our call center's operating periods over the telephone.

Purchasing and Principal Suppliers

We have obtained the right to sell contact lenses and eye wear products, via the internet, from most major manufacturers.

Competition

The retail sale of contact lenses is a highly competitive and fragmented industry. Traditionally, contact lenses were almost exclusively sold to customers by eye care practitioners in connection with providing them an eye examination. Competition for patients and the revenue related to providing them contact lenses significantly increased as optical chains and large discount retailers began providing optical services and has further intensified with the entry of direct marketers such as us. We believe that the eye care profession suffers from a surplus of eye care practitioners, and that the resulting competitive pressure has been exacerbated by the increased prevalence of retail optical chains, mass merchandisers and direct marketers. Consequently, the competition amongst eye care practitioners to acquire customers and the competition to provide replacement lenses to such customers has intensified.

Our principal competitors include ophthalmologists and optometrists in private practice. We also compete with national optical chains, such as Cole Vision, LensCrafters and National Vision Association and mass merchandisers, such as Wal-Mart, Sam's and Costco. In addition, we compete with other direct marketers of contact lenses, such as 1800 contacts. We may face increased competition in the future from new entrants in the direct marketing business, which may include national optical chains and mass merchandisers, some of which may have significantly greater resources than us. We believe that many of our competitors, including, most eye care practitioners, national optical chains and mass merchandisers, have direct supply arrangements with contact lens manufacturers, which in some cases afford such competitors better pricing terms and access to supply. In addition, some of the competitors are significantly larger in overall revenues and have significantly greater resources than we have.

We believe that the principal basis of competition in the industry include price, product availability, customer service and consumer awareness.

Government Regulation Federal Regulation. Contact lenses are regulated by the FDA as "medical devices." The FDA classifies medical devices as Class I, Class II or Class III and regulates them to varying degrees, with Class I medical devices subject to the least amount of regulation and Class III medical devices subject to the most stringent regulations. Rigid gas permeable and soft contact lenses are classified as Class II medical devices if intended only for daily wear and as Class III medical devices if intended for extended wear. These regulations generally apply only to manufacturers of contact lenses, and therefore do not directly impact us. Federal regulations also require the labels on "medical devices" to contain adequate instructions for their safe and proper use. However, there is an exemption from this requirement for medical devices the use of which is not safe except under the supervision of a practitioner licensed by law to direct the use of such device. Devices which fall in this exception must contain as part of their labeling the statement "Caution: Federal law restricts this device to sale by or on the order of ," the blank to be filled in with the word physician or other practitioner authorized by the law of the state in which the practitioner practices to use or order the use of the device. We believe that this exception is often misconstrued as being a federal requirement that the device be sold only pursuant to a prescription. The FDA considers contact lenses to qualify for this labeling exemption; however, there is no federal law that requires that contact lenses be sold only pursuant to a prescription.

State Regulation. Because there is no applicable federal law that regulates the distribution of contact lenses, the sale and delivery of contact lenses to the consumer is subject to state laws and regulations. We intend sell to customers in all 50 states and each sale is likely to be subject to the laws of the state where the customer is located. The laws and regulations governing the sale and delivery of contact lenses vary from state to state, but generally can be classified in five categories:

     (1) laws that require contact lenses only be dispensed pursuant to a prescription;

     (2) laws that require the dispenser to be licensed by the state as an optometrist, ophthalmologist or other professional authorized to dispense lenses;

     (3)  laws  that  require   lenses  be  dispensed  only  in  a  face-to-face
     transaction;

     (4) laws with requirements that are unclear or do not specifically address the sale and delivery of contact lenses; and

     (5)laws that we believe place no restrictions on the dispensing of replacement contact lenses.

Many of the states requiring that contacts be dispensed in face-to-face meetings or by a person licensed by such state to dispense lenses also require that lenses only be dispensed pursuant to a valid prescription.

Our operating practice will be to obtain a valid prescription from each of our customers or his/her eye care practitioner. We will retain copies of the written prescriptions that we receive and maintain records of our communications with the customer's prescriber.

Intellectual Property

We will conduct our business under the trade name and service marks "Internet Eye Doctor." We have taken steps to register and protect these marks and believe that such marks will have significant value and will be an important factor in the marketing of our products. We also have obtained the rights to an Internet address, www.interneteyedoctor.com. We do not have and cannot acquire any property rights in the Internet address. We do not expect to lose the ability to use the Internet addresses, however, there can be no assurance in this regard and such loss would have a material adverse effect on our financial position and results of operations.

Available Information and Reports to Securities Holders

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this Prospectus. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Internet Eye Doctor and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Internet Eye Doctor files may be read and copied at the Commissions Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Internet Eye Doctor's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

Board of Directors Committees

The Board of Directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The Board of Directors has not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no Director receives any compensation for services rendered as a Director. It is likely that we will adopt a provision for compensating Directors in the future.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus. Also, due to our limited operating history, the financial information presented is for the period December 7, 2002 (date of inception) to December 31, 2002, and the June 30, 2002 financials. Our fiscal year end is December 31.

This Prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This Prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Internet Eye Doctor products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in "Risk Factors" and elsewhere in this Prospectus.

Overview

The Company is a direct marketer of replacement contact lenses. The Company was formed in December 2001. The Company will sell a variety of brands of contact lenses, all with varying gross margins. Accordingly, the Company's overall gross margin will be affected by its product mix.

Results of Operations

During the period from December 7, 2001 (date of inception) through June 30, 2002, we have engaged in no significant operations other than organizational activities, development of our Internet website and preparation for registration of our securities under the Securities Act of 1933, as amended. No revenues were received by Internet Eye Doctor during this period.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing our business plan. We anticipate that until these procedures are completed, we will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Our business plan is to market eye wear products including contact lenses in various markets via the Internet and through direct marketing.

Profits

For the period ending December 31, 2001, we recorded a net loss of $10,035. There can be no assurance that we will ever achieve sustained profitability or that a stream of revenue can be generated and sustained in the future.

Capital Expenditures

We expended no amounts on capital expenditures for the period ending January 31, 2002.

Capital Resources and Liquidity

At December 31, 2001, we had current assets of $0.00 and total assets of $10,000. These assets consist of our Internet website www.interneteyedoctor.com and out Internet Eye Doctor logo. Net stockholders' equity in Internet Eye Doctor was $2,019 at December 31, 2001. We remain in the development stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

Our business plan is to determine the feasibility of selling eye ware products through the Internet and direct marketing. Should we determine that this business plan is feasible, we intend to employ a call center to handle business from direct marketing and the Internet.

In order to determine the feasibility of our business plan, during the next six to twelve months we will conduct research relating to the viability of our target markets. Should we determine that the marketing of our products is feasible, we will engage a call center and operational people to market the products. A capital infusion of approximately $4,800,000 will be needed to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of advertising, website design, personnel for a call center, additional management personnel and significant resources for infrastructure improvements such as expanded operating facilities, enhanced telecommunications equipment and for management information system to support its customer service and marketing programs. Key components of the infrastructure investment consisted of expanded operating facilities, a new telephone equipment and the purchase of software and corresponding hardware for the Company's management information system. These expenses will be received by the funds raised by this Offering.

We are conducting this Offering, in part, because we believe that an early registration of our equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, we will be in a better position to either conduct a future public offering of securities or to undertake a private placement with registration rights, than if we were a completely private company. Registering our shares will help minimize the liquidity discounts we may otherwise have to take in a future private placement of our equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. We believe that the cost of registering our securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

We believe that the proceeds of this  Offering,  together  with  projected  cash flows from operations, will be sufficient to satisfy contemplated cash requirements for at least twelve (12) months following the consummation of this Offering. In the event that plans change, assumptions prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to fund operations and fully implement the our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our marketing efforts.

In addition, we may engage in a combination with another business. We cannot predict the extent to which our liquidity and capital resources will be diminished prior to the consummation of a business combination or whether our capital will be further depleted by the operating losses (if any) of the business entity with which we may eventually combine. We have not yet engaged in any discussions concerning potential business combinations.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 22, 2001, the Company issued 10,000,000 shares of its common stock to Joseph G. Carbone, in exchange for Intellectual Properties. Joseph G. Carbone transferred the right and title to the Company for the web site www.interneteyedoctor.com, Internet Eye Doctor name and logo, and the business of Internet Eye Doctor which is the selling of eye care products via the internet, to the company in exchange for the shares.

Joseph G. Carbone is the Chairman, and president of Internet Eye Doctor, Inc.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company currently has no public trading market. In an effort to provide some liquidity for the Company's shareholders and create a public market for its securities, the Company intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that the Company will obtain a listing on the OTC BB or that a public market for the Company' securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of June 30, 2002, there were forty shareholders of record holding a total of 56,744,000 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

No Officer or Director has received any remuneration from us. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our Officers and Directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of Directors, Officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive officer of Internet Eye Doctor. The Directors do not receive any cash compensation for his service as a member of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted (See "Certain Relationships and Related Transactions").

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND
                              FINANCIAL DISCLOSURE

There were no changes in accountants or disagreements between the Company and its accountants since its inception on December 7, 2001.

Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to make or give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Internet Eye Doctor's Articles of Incorporation, Article 9, filed as Exhibit 3. 1, provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Internet Eye Doctor or a fiduciary of an employee benefit plan, or is or was serving at the request of Internet Eye Doctor as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Internet Eye Doctor's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Internet Eye Doctor. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of. (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws, Section 6.09, of Internet Eye Doctor, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Internet Eye Doctor, absent a finding of negligence or misconduct in office. The Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Internet Eye Doctor has the power to indemnify such person against liability for any of those acts.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is therefore, unenforcible.

In the event a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by the Company:


        SEC Registration Fee                      $         1,195.00
        Accounting Fees and Expenses                       30,000.00
        Legal Fees and Expenses                           117,000.00
        Printing and Engraving Expenses                    10,000.00
        Transfer Agent and Registrar Fees                  20,000.00
        and Expenses
        Miscellaneous                                      21,805.00

                           Total                  $       200,000.00


                     RECENT SALES OF UNREGISTERED SECURITIES

The company has not sold any unregistered securities since its inception. The company has issued shares for services rendered by consultants and employees of the company. The company has also entered into a stock exchange agreement with Career Worth, Inc., the company's parent company.

                               INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement.

Exhib.  Page
No.      No.  Description

3(i)     44   Articles of Incorporation of Internet Eye Doctor, Inc., a  Nevada
              orporation, filed with the State of Nevada on December 7, 2001

3(ii)    47   By-laws of the Company adopted on December 15, 2001.

4(i)     58   Specimen Stock Certificate.

4(ii)    59   Subscription Agreement between the Company and Elizabeth
              Colmenares dated February 28, 2002.

4(iii)   63   Subscription Agreement between the Company and David Wolfson dated
              February 28, 2002.

4(iv)    67   Subscription Agreement between the Company and Howard Bernstein dated February 28, 2002.

4(v)     71   Subscription Agreement between the Company and Robert Youngblood dated February 28, 2002.

4(vi)    75   Subscription Agreement between the Company and Ronald Friedman dated February 28, 2002.

4(vii)   79   Subscription Agreement between the Company and Allen Notowitz dated February 28, 2002.

4(viii)  83   Subscription Agreement between the Company and Nat Henin dated
              February 28, 2002.

5        87   Opinion Letter dated July 3rd, 2002 and Consent of Counsel

10(i)    90   Asset Agreement between Joseph G. Carbone and Internet Eye Doctor,
              Inc., dated January 3rd, 2002.

10(ii)   98   Stock Exchange Agreement Between Internet Eye Doctor, Inc. and
              Career Worth, Inc. dated February 28th, 2002.

10(iii)  103  The 2002 Benefit Plan of Internet Eye Doctor, Inc.

10 (iv)  107  Financials

10 (v)   125  Consent of Certified Public Accountant dated August 26, 2002
                                                           ---------------


                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     o    Include any prospectus  required by section 10(a)(3) of the Securities
          Act;

     o Reflect in the prospects any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     o Include any additional or changed material information on the plan of distribution.

     o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the Offering of such securities at the time as the initial bona fide offering of those securities.

                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Salt Lake City, Utah, on .

Internet Eye Doctor, Inc. (Registrant)


By:  /s/ Joseph G. Carbone
    -----------------------------
    Joseph G. Carbone, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates states.

Signature                         Title                         Date



 /s/ Joseph Carbone              President
-------------------------                                    -------------
Joseph Carbone


 /s/ Hal Haselton
-------------------------                                    -------------
Hal Haselton                     Director


 /s/ David W. Walker
-------------------------                                    -------------
David W. Walker                  Director


 /s/ David Burton
-------------------------                                    -------------
David Burton                     Treasurer, Director

Exhibit 3(i)

                            ARTICLES OF INCORPORATION
                                       OF
                            INTERNET EYE DOCTOR, INC.


     The undersigned incorporator, desiring to form a corporation under the laws and constitution of the State of Nevada, does hereby adopt the following Articles of Incorporation:

     FIRST. The name of the Company is Internet Eye Doctor, Inc.

     SECOND. The resident agent and registered office located within the State of Nevada is:

                  LaVonne Frost
                  711 South Carson St. Suite 1
                  Carson City, Nevada 89701

          I hereby accept my appointment as resident agent of the corporation:

           /s/ LaVonne Frost
          ---------------------------
          LaVonne Frost

     THIRD. This corporation is formed for the purpose of transacting any lawful business, or promoting or conducting any legitimate act, object or purpose, under and subject to the laws of the State of Nevada.

     FOURTH. The aggregate number of shares which the corporation is authorized to issue is One Hundred Million (100,000,000) shares of common stock, having a par value of $0.001 each. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter brought before the corporation's shareholders for their vote or consent to action.

     The capital stock of the corporation shall be issued as fully paid, and the private property of the shareholders shall not be subject to pay debts, obligations, or liabilities of the corporation. No paid up stock, and no stock issued as fully paid, shall ever be assessable or assessed.

     The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

     The shareholders shall not possess any cumulative voting rights.

     FIFTH. The corporation, by action of its directors, and without action by its shareholders, may purchase its own shares in accordance with the provisions of the Nevada Corporations Code. Such purchases may be made either in the open marker or at a public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the directors shall from time to time determine.

     SIXTH, No holder of any class of the corporation's capital stock shall have any preemptive or preferential right to purchase or subscribe for any of the corporation's shares (of any class), whether issued or unissued, nor any right to purchase or subscribe for any other securities which the corporation may now or hereafter be authorized to issue.

     SEVENTH. To the fullest extent allowed by Nevada law, no shareholder shall have the right to demand payment for his or her shares in the event of a control share acquisition or a change in control of the corporation.

     EIGHTH. The Board of Directors shall consist of no fewer than one member and no more than seven members. The initial Board of Directors will consist of the following member(s) (with their address indicated) as follows:

                           Joseph G. Carbone
                           653 West 5300 South
                           Salt Lake City, UT 84123

                           David D. Burton
                           653 West 5300 South
                           Salt Lake City, UT 84123

                           Hal Hasleton
                           653 West 5300 South
                           Salt Lake City, UT 84123

     NINTH. To the fullest extent permitted by Nevada law, no officer or director shall be personally liable to the corporation or to its shareholders for money damages. If the laws of the state of Nevada are amended after the adoption of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the laws of the state of Nevada, as so amended. Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation which existed at or before the time of such repeal or modification.

     TENTH. The initial bylaws of the corporation shall be adopted by its board of directors. The power to alter, amend, or repeal the bylaws-or to adopt new bylaws-shall be vested in the board of directors, except as may be otherwise specifically provided by law or in the bylaws.

     ELEVENTH. Meetings of shareholders shall be held at such place within or without the state of Utah as may be provided by the corporation's bylaws. Special meetings of the shareholders may be called by the president or any other executive officer of the corporation, by the board of directors or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at such meeting.

     Any action otherwise required or allowed to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders owning at least a majority of the voting power.

     TWELFTH. To the fullest extent permitted by Nevada law or any other applicable law as may hereafter be amended, the Corporation shall indemnify its directors and executive officers. The corporation may indemnify employees, fiduciaries, and agents to the extent provided in the bylaws or as authorized by the board of directors.

     THIRTEENTH. To the fullest extent permitted by Nevada law, these Articles of Incorporation may be amended by a simple majority of the shares entitled to vote on such amendment.

     FOURTEENTH. The name and address of the Incorporator of the corporation is as follows:

                  Bruce M. Pritchett
                  3809 South, West Temple St., Suite 1-D
                  Salt Lake City, UT 84115

     IN WITNESS WHEREOF, the undersigned, being the incorporator of the corporation, executes these Articles of Incorporation and certifies that the facts stated herein are true, this day of November, 2001.


                                  /s/ Bruce M. Pritchett
                                 -------------------------------------
                                 Bruce M. Pritchett, Incorporator

NOTARIZATION OF SIGNATURE OF INCORPORATOR AND DIRECTOR

State of Utah              )
                           )
County of __________       )

On this ____ day of November, 2001 Bruce M. Pritchett personally appeared before me, a notary public, who is personally known to me to be the person whose name is subscribed to this instrument and who has acknowledged that he executed the same as the Incorporator of Internet Eye Doctor, Inc.

S                                ______________________________________
E                                Notary Public
A
L                                ______________________________________
                                 My Commission Expires

Exhibit 3(ii)

                                     BYLAWS
                                       OF
                            INTERNET EYE DOCTOR, INC.

                                    ARTICLE 1
                                     Offices

Section 1.01 -- Principal And Registered Office.

The principal and registered office for the transaction of the business of the Corporation is hereby fixed and located at: 3809 South West Temple, Suite 2-D, Salt Lake City, Utah 84115. The Corporation may have such other offices, either within or outside the State of Nevada as the Corporation's board of directors (the "Board") may designate or as the business of the Corporation may require from time to time.

Section 1.02 -- Other Offices.

Branch or subordinate offices may at any time be established by the Board at any place or places wherein the Corporation is qualified to do business.

                                    ARTICLE 2
                            Meetings of Shareholders

Section 2.01 -- Meeting Place.

All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within or outside the State of Nevada which may be designated either by the Board, pursuant to authority hereinafter granted, or by the written consent of a majority of the shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the Corporation.

Section 2.02 -- Annual Meetings.

A. The annual meetings of shareholders shall be held on the anniversary date of the date of incorporation at the hour of 2:00 o'clock p.m., commencing with the year 2003, provided, however, that should the day of the annual meeting fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next business day thereafter which is not a legal holiday.

B. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given to him if sent by mail or other means of written communication addressed to the place where the principal office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called.

C. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

Section 2.03 -- Special Meetings.

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board, or by one or more shareholders holding not less that ten percent (10%) of the voting power of the Corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the purpose or purposes for which the meeting is called.

Section 2.04 -- Adjourned Meetings And Notice Thereof.

A. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting.

B. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.05 -- Entry Of Notice.

Whenever any shareholder entitled to vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of such meeting was given to such shareholder, as required by law and these bylaws.

Section 2.06 -- Voting.

At all annual and special meetings of shareholders, each shareholder entitled to vote thereat shall have one vote for each share of stock so held and represented at such meetings, either in person or by written proxy, unless the Corporation's articles of incorporation ("Articles") provide otherwise, in which event, the voting rights, powers and privileges prescribed in the Articles shall prevail. Voting for directors and, upon demand of any shareholder, upon any question at any meeting, shall be by ballot. If a quorum is present at a meeting of the shareholders, the vote of a majority of the shares represented at such meeting shall be sufficient to bind the corporation, unless otherwise provided by law or the Articles.

Section 2.07 -- Quorum.

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.08 -- Consent Of Absentees.

Consent of shareholders absent from a meeting of shareholders is not required.

Section 2.09 -- Proxies.

Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation; provided however, that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 2.10 -- Shareholder Action Without A Meeting.

Any action  required or permitted  to be taken at a meeting of the  shareholders may be taken without a meeting if a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by this written consent need a meeting of shareholders be called or notice given. The written consent must be filed with the proceedings of the shareholders.

                                    ARTICLE 3
                               Board of Directors

Section 3.01 -- Powers.

Subject to the limitations of the Articles, these bylaws, and the provisions of Nevada corporate law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

A. To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as are not inconsistent with law, with the Articles, or these bylaws, fix their compensation, and require from them security for faithful service.

B. To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations regarding the same as are not inconsistent with the law, the Articles, or these bylaws, as they may deem best.

C. To change the principal office for the transaction of the Corporation's business if such change becomes necessary or useful; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Utah, as provided in Section 1.02 of Article 1 hereof; to designate any place within or without the State of Utah for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

D. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services rendered, debts or securities canceled, or tangible or intangible property received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

E. To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefor.

F. To appoint an executive committee and other committees and to delegate to the executive committee any of the powers and authority of the Board in management of the business and affairs of the Corporation, except the power to declare dividends and the power to adopt, amend or repeal bylaws. The executive committee shall be composed of one or more directors.

Section 3.02 -- Number And Qualification Of Directors.

The authorized number of directors of the Corporation shall not be less than one
(1) nor more than seven (7).

Section 3.03 -- Election And Term Of Office.

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders. All directors shall hold office until their respective successors are elected.

Section 3.04 -- Vacancies.

A. Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected or appointed shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

B. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

C. The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

D. No reduction of the authorized number of directors shall have the effect of removing any director unless also authorized by a vote of the shareholders.

                                    ARTICLE 4
                       Meetings of the Board of Directors

Section 4.01 -- Place Of Meetings.

Regular meetings of the Board shall be held at any place within or without the State of Kansas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated, or at the principal office. Failure to hold an annual meeting of the Board shall not constitute forfeiture or dissolution of the Corporation.

Section 4.02 -- Organization Meeting.

Immediately following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

Section 4.03 -- Other Regular Meetings.

Other regular meetings of the Board shall be held, whether monthly or quarterly or by some other schedule, at a day and time as set by the president; provided however, that should the day of the meeting fall upon a legal holiday, then such meeting shall be held at the same time on the next business day thereafter which is not a legal holiday. Notice of all such regular meetings of the Board is hereby required.

Section 4.04 -- Special Meetings.

A. Special meetings of the Board may be called at any time for any purpose or purposes by the president, or, if he is absent or unable or refuses to act, by any vice president or by any two directors.

B. Written notice of the time and place of special meetings shall be delivered personally to each director or sent to each director by mail (including overnight delivery services such as Federal Express) or telegraph, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not shown upon such records or is not readily ascertainable, at the place in which the regular meetings of the directors are normally held. No such notice is valid unless delivered to the director to whom it was addressed at least twenty-four (24) hours prior to the time of the holding of the meeting. However, such mailing, telegraphing, or delivery as above provided herein shall constitute prima facie evidence that such director received proper and timely notice.

Section 4.05 -- Notice Of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors, if the time and place be fixed at the meeting adjourned.

Section 4.06 -- Waiver Of Notice.

The actions taken by any meeting of the Board, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.07 -- Quorum.

If the Corporation has only one director, then the presence of that one director constitutes a quorum. If the Corporation has only two directors, then the presence of both such directors is necessary to constitute a quorum. If the Corporation has three or more directors, then a majority of those directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. A director may be present at a meeting either in person or by telephone. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present, shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles.

Section 4.08 -- Adjournment.

A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn such meeting only until the time fixed for the next regular meeting of the Board.

Section 4.09 -- Fees And Compensation.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing stated herein shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

Section 4.10 -- Action Without A Meeting.

Any action required or permitted to be taken at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the proceedings of the Board or committee.

                                    ARTICLE 5
                                    Officers

Section 5.01 -- Executive Officers.

The executive officers of the Corporation shall be a president, a secretary, and a treasurer/chief financial officer. The corporation may also have, at the direction of the Board, a chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section
5.03 of this Article. Officers other than the president and the chairman of the board need not be directors. Any one person may hold two or more offices, unless otherwise prohibited by the Articles or by law.

Section 5.02 -- Appointment.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.03 and 5.05 of this Article, shall be appointed by the Board, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is appointed and qualified.

Section 5.03 -- Subordinate Officers.

The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

Section 5.04 -- Removal And Resignation.

A. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

B. Any officer may resign at any time by giving written notice to the Board or to the president or secretary. Any such resignation shall take effect on the date such notice is received or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.05 -- Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.

Section 5.06 -- Chairman Of The Board.

The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by these bylaws.


Section 5.07 -- President.

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board (if there be such an officer), the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these bylaws.

Section 5.08 -- Vice President.

In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the Board, or if not ranked, the vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these bylaws.

Section 5.09 -- Secretary.

A. The secretary shall keep, or cause to be kept, at the principal office or such other place as the Board may direct, a book of (i) minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present and absent at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof; and (ii) any waivers, consents, or approvals authorized to be given by law or these bylaws.

B. The secretary shall keep, or cause to be kept, at the principal office, a share register, or a duplicate share register, showing (i) the name of each shareholder and his or her address; (ii) the number and class or classes of shares held by each, and the number and date of certificates issued for the same; and (iii) the number and date of cancellation of every certificate surrendered for cancellation.

C. The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by these bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

Section 5.10 -- Treasurer/Chief Financial Officer.

A. The treasurer/chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

B. The treasurer/chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these bylaws.

                                    ARTICLE 6
                                  Miscellaneous

Section 6.01 -- Record Date And Closing Stock Books.

The Board may fix a time in the future, for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise their rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as herein set forth. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

Section 6.02 -- Inspection Of Corporate Records.

The share register or duplicate share register, the books of account, and records of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten percent (10%) of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, or assistant secretary, and shall state the reason for which inspection is requested.

Section 6.03 -- Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04 -- Annual Report.

The Board may, in its discretion, cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year an annual report.

Section 6.05 -- Contracts: How Executed.

The Board, except as otherwise provided in these bylaws, may authorize any officer, officers, agent, or agents, to enter into any contract, deed or lease, or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable for any purpose or for any amount.

Section 6.06 -- Certificates Of Stock.

A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or a vice president and the secretary or an assistant secretary, or be authenticated by facsimiles of the signature of the president and secretary or by a facsimile of the signatures of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk.

Section 6.07 -- Representations Of Shares Of Other Corporations.

The president or any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation, all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.08 -- Inspection Of Bylaws.

The Corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws, as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 6.09 -- Indemnification.

A. The Corporation shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Corporation to the full extent allowed by the laws of the State of Nevada, if the officer or director acted in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

B. Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the officer or director has met the applicable standard of conduct.

Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, regardless of whether or not such a quorum is obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.


                                    ARTICLE 7
                                   Amendments

Section 7.01 -- Power Of Shareholders.

New bylaws may be adopted, or these bylaws may be amended or repealed, by the affirmative vote of the shareholders collectively having a majority of the voting power, or by the written consent of such shareholders.

Section 7.02 -- Power Of Directors.

Subject to the rights of the shareholders as provided in Section 7.01 of this Article, bylaws other than a bylaw changing the authorized number of directors, may also be adopted, amended, or repealed by the Board.

                                   Certificate

The undersigned does hereby certify that the undersigned is the President of the Corporation as named at the outset in these bylaws, a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of the Corporation at a meeting of said Board, which was duly held on the ____7th___ day of __December_______, 2001, that the above and foregoing bylaws are now in full force and effect.

         DATED this _____7th____ day of _____December_________, 2001.

          /s/ Joseph G. Carbone
         ---------------------------------------
         Joseph G. Carbone, Chairman & President
         Internet Eye Doctor, Inc.

Exhibit 4(i)



  1000                                                            00,000,000


                            Internet Eye Doctor, Inc.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PAR VALUE $0.001                                                          CUSIP
NO.
COMMON STOCK


THIS CERTIFIES THAT:
IS THE OWNER OF:

  FULLY PAID AND NON-ASSESSABLE SHARES OF THE $0.001 PAR VALUE COMMON STOCK of
                            Internet Eye Doctor, Inc.
transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation, as amended, to all of which provisions the holder, by acceptance hereof, assents. The Corporation will furnish without charge to each stockholder who so requests, the designations, preferences, privileges, voting powers, restrictions and qualifications of the Common Stock.

     IN WITNESS WHEREOF, Internet Eyedoctor, Inc., has caused the facsimile signatures of its proper officers to be hereunto affixed.

                                                       DATED: January 29, 2002





--------------------                                 -----------------------
    PRESIDENT                                               SECRETARY

Exhibit 4(ii)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 3,507,500 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $3,507.50 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non- readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.



                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.


Signature(s) for Investors


/s/ Elizabeth Colmenares
-------------------------      -----------------------------------
Signature                      Signature
-------------------------      -----------------------------------


Elizabeth Colmenares
-------------------------      -----------------------------------
Print Name                     Print Name
-------------------------      -----------------------------------

-------------------------      -----------------------------------

-------------------------      -----------------------------------
Street Address                 Street Address


City, State, Zip Code          City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted. Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 4(iii)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 3,050,000 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $3,050.00 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non-readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.









                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.

Signature(s) for Investors


/s/ David Wolfson
---------------------------------        -------------------------
Signature                                Signature
---------------------------------        -------------------------


David Wolfson
---------------------------------        -------------------------
Print Name                               Print Name
---------------------------------        -------------------------


---------------------------------        -------------------------
Street Address                           Street Address



City, State, Zip Code                    City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted. Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 4(iv)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 200,000 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $200.00 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non-readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.









                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.

Signature(s) for Investors


/s/ Howard Bernstein
---------------------------------        -------------------------
Signature                                Signature
---------------------------------        -------------------------

Howard Bernstein
---------------------------------        -------------------------
Print Name                               Print Name
---------------------------------        -------------------------


---------------------------------        -------------------------
Street Address                           Street Address


City, State, Zip Code                    City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted. Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 4(v)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 100,000 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $100.00 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non-readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.









                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.

Signature(s) for Investors


/s/ Robert Youngblood
---------------------------------        -------------------------
Signature                                Signature
---------------------------------        -------------------------


Robert Youngblood
---------------------------------        -------------------------
Print Name                               Print Name
---------------------------------        -------------------------


---------------------------------        -------------------------
Street Address                           Street Address


City, State, Zip Code                    City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted. Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 4(vi)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 150,000 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $150.00 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non-readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.









                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.

Signature(s) for Investors


/s/ Ronald Friedman
---------------------------------        -------------------------
Signature                                Signature
---------------------------------        -------------------------


Ronald Friedman
---------------------------------        -------------------------
Print Name                               Print Name
---------------------------------        -------------------------


---------------------------------        -------------------------
Street Address                           Street Address


City, State, Zip Code                    City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted. Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 4(vii)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 50,000 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $50.00 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non-readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.









                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.

Signature(s) for Investors


/s/ Allen Notowitz
---------------------------------        -------------------------
Signature                                Signature
---------------------------------        -------------------------


Allen Notowitz
---------------------------------        -------------------------
Print Name                               Print Name
---------------------------------        -------------------------


---------------------------------        -------------------------
Street Address                           Street Address


City, State, Zip Code                    City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted. Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 4(viii)

                             SUBSCRIPTION AGREEMENT

Board of Directors
Internet Eye Doctor, Inc.
3809 South West Temple
Suite 2-D
Salt Lake City, UT 84115
USA

     Gentlemen:

     The undersigned subscriber (the "Purchaser") hereby agrees to buy from Internet Eye Doctor, Inc. (the "Company") and the Company agrees to sell to the Purchaser, upon the terms and conditions set forth herein, an aggregate of 50,000 shares (the "Shares") of Internet Eye Doctor, Inc. common stock, par value of $0.001, on the date hereof, for the gross aggregate purchase price of $50.00 worth of services rendered to the Company, representing a purchase price of $0.001 per share, which purchase price the parties agree has been paid as of the date hereof.

     The undersigned understands that the Shares will not be registered or qualified under any Federal or state securities laws in reliance upon exemptions there from. The undersigned acknowledges and agrees that in order to ensure that the offer and sale of the Shares are exempt from registration or qualification, the Company will rely on the representations and warranties that the undersigned has made in accompanying documents. Accordingly, the undersigned makes the following representations and warranties for the purposes of inducing the Company to permit the undersigned to acquire the Shares for which the undersigned hereby subscribes.

     The undersigned has received and reviewed carefully materials provided by the Company relating to the Shares and has had a reasonable opportunity to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations or oral information or oral information furnished to the undersigned, or relied upon by the undersigned, in connection with the undersigned's purchase of the Shares, were in any way inconsistent with the written material provided by the Company.

     The undersigned is an "accredited investor" within the meaning of SEC Regulation D, as presently in effect. The undersigned has the knowledge and experience in financial and business matters so as to enable the undersigned to evaluate the merits and risks of the investment represented by the Shares. The undersigned recognizes that an investment in the Shares involves special risks, including (without limitation) those set forth in the Risk Factors described in writing by the Company.

     The  undersigned  has  adequate  means of providing  for the  undersigned's current needs and possible personal contingencies, and the undersigned has no need for liquidity of the undersigned's investment in the Shares and can bear the economic risk of losing the undersigned's entire investment herein. Each and every representation set forth herein, and in the Investor Suitability Questionnaire form, which have been executed by the undersigned, are true and correct; and the undersigned does not have an overall commitment to non-readily marketable investments which is disproportionate to the undersigned's net worth and the investment subscribed for herein will not cause such overall commitment to become excessive.

     The undersigned is acquiring the Shares that the undersigned has specified solely for the undersigned's own account or is exempt from such requirements. The undersigned is acquiring such Shares without a view to, and not for resale in connection with, a distribution of the Common Stock within the meaning of the Securities Act of 1933, as amended ("1933 Act"). The undersigned hereby covenants and agrees that the undersigned shall not sell any of the Shares in violation of the 1933 Act.

     The undersigned understands that the Company as a public company is currently required to file reports with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"). The undersigned further understands that the Company is not registering any of the Shares under the 1933 Act.

     The undersigned understands that the Shares are not being registered under the 1933 Act or qualified under any state securities laws. The undersigned agrees not to transfer any of such securities unless such transfer has been registered under the 1933 Act and qualified under applicable state securities laws or unless, in the opinion of counsel, such a transaction is exempt from registration under the 1933 Act and qualification under any applicable state securities laws.

     The undersigned acknowledges and agrees that instruments representing the Shares will bear a legend restricting transferability, in substantially the form as follows, and agrees to comply in all respects with the transfer requirements set forth in such section. The undersigned understands that the Common Stock will not be freely transferable pursuant to Rule 144 under the Act.

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     The address set forth herein is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

     The undersigned acknowledges and is aware that the Company has limited financial reserves and that the Shares represent a speculative investment which involves a high degree of risk of loss by the undersigned of the undersigned's entire investment in the Company.

     It has NEVER been guaranteed or warranted to the undersigned by the Company, its officers or directors or by any other person, expressly or by implication, that the undersigned will receive any approximate or exact amount of return or other type of consideration, profit or loss as a result of any investment in the Shares; or that the past performance or experience on the part of the Company, any director, officer or any affiliate, will in any way indicate or predict the results of the ownership of Shares or of the overall success of the Company.

     The undersigned understands that the Company is soliciting only a select number of investors with respect to the sale of the Shares. The undersigned has not and will not, except at the express request of the Company, permit any person, other than the undersigned's spouse, attorney, accountant and purchaser representative, to review any documents which have been presented in connection with the sale of Shares.

     If the undersigned is more than one person, the obligations of the undersigned shall be joint and several, and the representations and warranties herein contained shall be deemed to be made by and be binding upon such person, and ownership of the Shares subscribed for by the undersigned shall be as set forth on the signature page hereto.

     If there should be any adverse change in the representations and information set forth herein prior to the Company's acceptance or rejection of this subscription, the undersigned will immediately notify the Company of such change.

     The undersigned realizes that this Subscription Agreement form does not constitute an offer by Company to sell Shares. The undersigned understands that the Company reserves the right to reject subscriptions in whole or in part.

     At the request of the Company, the undersigned will promptly execute such other instruments or documents as may be reasonably required in connection with the purchase of the Shares. The undersigned hereby agrees that the representations and warranties set forth in this Subscription Agreement shall survive the acceptance hereof by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns to the undersigned, but this subscription is not voluntarily transferable or assignable by the undersigned. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of principles of conflicts of law.









                   Remainder of page intentionally left blank.

     This subscription is subject to final acceptance by the Company, to be evidenced by the signature of an officer of the Company as set forth on the Subscription Agreement Signature Page.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement this 28th day of January , 2002.

Signature(s) for Investors


/s/ Nat Henin
---------------------------------        -------------------------
Signature                                Signature
---------------------------------        -------------------------


Nat Henin
---------------------------------        -------------------------
Print Name                               Print Name
---------------------------------        -------------------------


---------------------------------        -------------------------
Street Address                           Street Address


City, State, Zip Code                    City, State, Zip Code

If Joint Ownership, check one:

                       Husband and Wife, as Community Property
------------------

                       Joint Tenants with Right of Survivorship
------------------

                       Tenants-in-Common
------------------

Note: The address given above must be the residence address of the Investor. Post Office and other addresses will not be accepted.

Accepted:

Internet Eye Doctor, Inc.


/s/ Joseph G. Carbone
---------------------------------
By: Joseph G. Carbone, President

---------------------------------
Date    1/28/02
---------------------------------

Exhibit 5

                                  Brett Benson
                                 Attorney at Law
                        3809 South, West Temple Suite 1-D
                           Salt Lake City, Utah 84115
                            Telephone: (801) 281-0001
                            Facsimile: (801) 281-8763


July 3rd, 2002

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

     RE: Internet Eye Doctor, Inc. Form SB-2

Gentlemen:

Please be advised that I have reached the following conclusions regarding the above offering:

     1. Internet Eye Doctor, Inc., (the "Company") is a corporation formed under the laws of the State of Nevada on December 7, 2001. The Company's executive offices are located at 3809 South West Temple, Suite 2-D, in Salt Lake City, Utah, 84115 and the telephone number is (801) 270-0712. The office of the Company's registered agent in Nevada is located at: 1414 East Telegraph, Carson City, Nevada 89701.

     2. The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time and the Articles authorize the issuance of Preferred stock, however no shares have been issued and no class has been designated. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, and when such stock was issued it was fully paid for and non-assessable. The common stock to be sold under the above-referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of Nevada.

     3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

     4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

     5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

     6. By director's resolution, the Company has authorized the issuance of up to 1,500,000 shares of Common Stock registered pursuant to the above-referenced Registration Statement.

     7. The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001, of which 60,044,000 are issued and outstanding as of May 31, 2002. There is no authorized preferred stock, and there are no options, warrants or other instruments convertible into shares outstanding.

Yours truly,


/s/ Brett Benson
--------------------
Brett Benson

                                  Brett Benson
                        3809 South, West Temple Suite 1-D
                           Salt Lake City, Utah 84115
                                 Attorney at Law
                            Telephone: (801) 281-0001
                            Facsimile: (801) 281-8763


                                     CONSENT


     I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Internet Eye Doctor, Inc.. and to the reference to my firm under the sub-caption "Legal Matters."

     DATED this 3rd day of July, 2002.


Yours truly,


/s/ Brett Benson
-------------------
Brett Benson

Exhibit 10 (i)




                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                            INTERNET EYE DOCTOR, INC.

                                       AND


                                Joseph G. Carbone

                               PURCHASE AGREEMENT
                                TABLE OF CONTENTS

Purchase and Sale..............................................................2

Purchase Price.................................................................2

Warranties and Representations of the Seller...................................2

Warranties and Representations of Internet Eye Doctor..........................3

Term...........................................................................4

The Exchange...................................................................4

Conditions Precedent to Closing................................................5

Termination....................................................................5

Exhibits.......................................................................6

Miscellaneous Provisions.......................................................6

Closing........................................................................6

Governing Law..................................................................6

Counterparts...................................................................6

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT dated December 22, 2001, by, between and among Internet Eye Doctor, Inc., a Nevada Corporation ("Company"), and Joseph G. Carbone, ("Seller").

     WHEREAS, the Seller owns the web site www.interneteyedoctor.com, the Internet Eye Doctor name and logo, and the business of Internet Eye Doctor, which is selling eye care products via the internet ("Intellectual Properties").

     WHEREAS, the Seller desire to sell and Company desires to purchase the Intellectual Properties.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties herein contained, the parties hereby agree as follows:

I. Purchase and Sale. The Seller hereby agree to sell the Intellectual Properties, valued at $72,940.00, to the Company, and the Company, hereby agrees to purchase the Intellectual Properties from the Seller, all of the right and title to the Intellectual Properties, (the "Transfer of Intellectual Properties").

II. Purchase Price. The aggregate purchase price to be paid to the Seller for the Transfer of the Right and title to the Intellectual property to the Company shall be Ten Million (10,000,000) shares of the common stock of the Company.

III. Warranties and Representations of The Seller. In order to induce the Company to enter into the Agreement and to complete the transaction contemplated hereby, the Seller warrants and represents to the Company that:

     A. Ownership of the Intellectual Properties. As of the Date hereof, the Seller is the sole owner of the Intellectual Properties, free and clear of all liens, encumbrances and restrictions of any nature whatsoever.

     B. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the knowledge of the Seller threatened, against or affecting the Intellectual Properties. The Seller is not in violation of any law, material ordinance, or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products.

     C. Governmental Regulation. The Seller holds the licenses and registrations set forth on Exhibit "A", which licenses and registrations are all of the licenses and registrations necessary to permit the the Seller to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings, or other actions pending that may affect the validity or continuation of any of them.

     D. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to the Company in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

     E. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein, and made a part hereof, are legal, valid, and enforceable by Internet Eye Doctor and the Seller according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery, the Company will have acquired title in and to the Intellectual Properties free and clear of all claims, liens, and encumbrances.

IV. Warranties and Representations of Internet Eye Doctor. In order to induce the Seller to enter into the Agreement and to complete the transaction contemplated hereby, the Company warrants and represents to the Seller that:

     A. Organization and Standing. Internet Eye Doctor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties, and business.

     B. No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting the Company, or against any of the Company's officers or directors. The Company has been in compliance with, and has not received notice of violation of any law, ordinance, or regulation of any kind whatever.

     C. Corporate Records. All of the Company's books and records, including without limitation, its book of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete, and reflect accurately and fairly the conduct of its business in all respects since its date of incorporation.

     D. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule, or document attached hereto or presented to the Seller in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of facts therein set forth not materially misleading.

     E. Validity of the Agreement. All corporate action and proceedings required to be taken by the Company in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by the Company, and constitutes a valid and binding obligation of the Company. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Company's Certificate of Incorporation or By- Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which the Company is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

     F. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by the Seller according to their terms, and that at the time of such execution and delivery, the Company will have acquired good, marketable title in and to the Intellectual Property acquired pursuant hereto, free and clear of all liens and encumbrances

V. Term. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

VI. The Exchange. All of the Internet Eye Doctor's Common Shares shall be validly issued, fully-paid and non-assessable shares of Internet Eye Doctor's Common Stock, with full voting rights, dividend rights, and the right to receive the proceeds of liquidation, if any, as set forth in the Company's Articles of Incorporation. All of the Intellectual Properties shall be transferred, with all right and titles relating to the Intellectual Properties.

VII. Conditions Precedent to Closing.

     A. The obligations of the Seller under the Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

          1. That the Company and its management's representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

          2. That the Company and its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

     B. The obligations of the Company under the Agreement shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

          1. That the Seller's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

          2. That the Seller shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by it prior to or at the time of Closing.

VIII.Termination.  The  Agreement  may be  terminated  at any time before or; at
     Closing, by:

     A.   The mutual agreement of the parties;

     B.   Any party if:

          1. Any provision of the Agreement applicable to a party shall be materially untrue or fail to be accomplished.

          2.   Any  legal  proceeding  shall  have been  instituted  or shall be
               imminently   threatening  to  delay,   restrain  or  prevent  the
               consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.


o Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

X Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

XI Closing. The closing of the transactions contemplated by the Agreement shall take place on January 16, 2002 offices of Internet Eye Doctor located at 3809 South West Temple, Suite 2-D, Salt Lake City, Utah 84115 or such other date and place as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

XII Governing Law. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada. Any dispute that arises from the terms and conditions of this Agreement shall be resolved before a court of competent jurisdiction located in Salt Lake County, State of Utah by the agreement of the parties hereto.

XIII.Counterparts.   The  Agreement  may  be  executed  in  duplicate  facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                        "Company"


By: /s/ David Burton, VP
   --------------------------------------
   David Burton, Vice President

                         "Seller"


By: /s/ Joseph G. Carbone
   --------------------------------------
   Joseph G. Carbone

                                   Exhibit "A"



State Of Utah Optician license number                     For Joseph G. Carbone.
                                      -------------------

Exhibit 10 (ii)

                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), is made effective as of the 28th day of February 2002, between Internet Eye Doctor, Inc., a Nevada corporation ("Internet Eye Doctor") and Career Worth, Inc., a Nevada corporation ( "Career Worth").

                                    PREMISES

     WHEREAS, Internet Eye Doctor and Career Worth desire to exchange in a tax free exchange Thirty Three Million (33,000,000) shares of Internet Eye Doctor common stock for One Million (1,000,000) post reverse shares of Career Worth common stock, all on the terms and conditions hereinafter set forth.

                                    AGREEMENT

     NOW, THEREFORE, on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the Parties to be derived herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1. Delivery of Internet Eye Doctor Shares. Upon the terms and subject to the conditions set forth in this Agreement, Internet Eye Doctor agrees to transfer and deliver to Career Worth, and Career Worth agrees to acquire from Internet Eye Doctor in a tax free exchange, 33,000,000 shares of Internet Eye Doctor common stock (the "Internet Eye Doctor Shares")valued at $1,000,000.00 dollars or $0.0303 per share, to be delivered at the Closing provided for in Paragraph 3 hereof.

2. Consideration for Transfer of Shares. Upon the terms and subject to the conditions set forth in this Agreement, Career Worth agrees to deliver to Internet Eye Doctor, in full consideration of and in exchange for said Internet Eye Doctor Shares in a tax free exchange, 1,000,000 shares of Career Worth common stock, ("Career Worth Shares") valued at $1,000,000.00 dollars or $1.00 per share, to be exchanged at the Closing provided for in Paragraph 3 hereof.

3. Closing. The closing of the exchange provided for herein shall take place at Career Worth's office at 3809 South West Temple, Suite 1D on the 28th day of February, 2002 at 10:00 a.m., or within 30 days of the foregoing date, or at such other time and place as may be mutually agreed upon by the parties hereto, such time and date being herein referred to as the "Closing Date." At the Closing, Internet Eye Doctor shall deliver to Career Worth certificates evidencing the Internet Eye Doctor Shares, together with such other instruments which may be necessary, desirable, or appropriate in order to transfer to Career Worth the Internet Eye Doctor Shares, all in form and substance reasonably satisfactory to Career Worth and its counsel.

     Furthermore, at such Closing, Career Worth shall deliver to Internet Eye Doctor certificates evidencing the Career Worth Shares, together with such other instruments which may be necessary, desirable, or appropriate to transfer to Internet Eye Doctor the Career Worth Shares, all in form and substance satisfactory to Internet Eye Doctor and its counsel.

4. Representations and Warranties of Career Worth. Career Worth hereby represents and warrants:

     a. Organization and Standing. Career Worth is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

     b. Capital Stock. The authorized capital stock of Career Worth consists of: 500,000,000 shares of Common Stock, $0.001 par value. 3,699,451 shares of Common Stock are issued and outstanding as of February 27, 2002. All of said outstanding shares are validly issued, fully paid and non-assessable.

     c. Validity of Shares. The shares of Common Stock to be delivered by Career Worth pursuant to this Agreement will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.

     d. Changes, Dividends, Etc. Prior to the closing hereunder, Career Worth will not split, combine or otherwise change or reclassify its outstanding Common Stock.

     e. Authorization of Agreement. Career Worth's board of directors has duly authorized the execution, delivery and performance of this Agreement by Career Worth, and such execution, delivery, and performance under this Agreement will not result in any breach of or violate or constitute a default under its Articles of Incorporation or By-Laws or any indenture, mortgage or other agreement or instrument to which it is a party.

     f. No Violation of Law, Etc. Neither the execution nor the delivery of this Agreement by Career Worth, nor the performance of any of its obligations hereunder will result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree or any governmental instrumentality or court having jurisdiction over Career Worth or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights..

5. Representations and Warranties of Internet Eye Doctor. Internet Eye Doctor represents and warrants:

     a. Organization and Standing. Internet Eye Doctor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

     b. Capital Stock. The authorized capital stock of Internet Eye Doctor consists of: 100,000,000 shares of Common Stock, $0.001 par value. 56,794,000 shares of Common Stock and outstanding as of February 28, 2002. All of said outstanding shares are validly issued, fully paid and non-assessable.

     c.   Validity  of Shares.  The shares of Common  Stock to be  delivered  by
          Internet Eye Doctor pursuant to this Agreement will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.

     d. Changes, Dividends, Etc. Prior to the closing hereunder, Internet Eye Doctor will not split, combine or otherwise change or reclassify its outstanding Common Stock.

     e. Authorization of Agreement. Internet Eye Doctor' board of directors has duly authorized the execution, delivery and performance of this Agreement by Internet Eye Doctor, and such execution, delivery, and performance will not result in any breach of or violate or constitute a default under its Articles of Incorporation or By-Laws or any indenture, mortgage or other agreement or instrument to which it is a party.

     f. No Violation of Law, Etc. Neither the execution nor the delivery of this Agreement by Internet Eye Doctor, nor the performance of any of its obligations hereunder will result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree or any governmental instrumentality or court having jurisdiction over Internet Eye Doctor or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

6. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto; however, a party shall have no liability with respect to a representation and warranty, or an agreement to be performed or complied with prior to the Closing Date.

7. Investment Representation. Each of the Parties acknowledges his understanding that the shares of Internet Eye Doctor and Career Worth to be delivered pursuant to this Agreement will not be registered pursuant to the 1933 Act and each Party further represents to and agrees as follows:

     a. Each Party is acquiring the shares of pursuant to this Agreement for its own private investment account.

     b. Each Party fully comprehends that in connection with the issuance of shares pursuant to this Agreement, the issuer is relying to a material degree on the representations, warranties and covenants contained herein, and with such realization each Party authorizes the other to act as it may see fit in full reliance hereon.

     c. Each Party agrees that none of such shares will be transferred or distributed unless (i) they are covered by an effective Registration Statement prepared in accordance with the 1933 Act and are distributed in a manner complying with the 1933 Act and with the Rules and Regulations promulgated thereunder; or (ii) they may be transferred in accordance with Rule 144 of the Rules and Regulations pursuant to the 1933 Act (or such similar Rule as may be applicable to such shares at the time of transfer) so long as such transfer strictly complies with said Rule 144; or (iii) there is first delivered to the issuer of the Shares at issue the written legal opinion of legal counsel in form and substance reasonably satisfactory to issuer's legal counsel.

     d. Each Party hereby agrees that the certificate(s) representing such shares may bear a legend, as set forth below, setting forth the restrictions upon transfer which are contained in the foregoing subparagraph (e):

               The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the issuer.

8.   Provisions.

     a. Loan Payments. All loans made by Career Worth to Internet Eye Doctor are to paid within twelve (12) months of 28th day of February, 2002 with 12% interest.

     b. Repayment of Shares. Upon Internet Eye Doctor's initial public offering, Career Worth agrees to transfer and deliver to Internet Eye Doctor, and Internet Eye Doctor agrees to acquire from Career Worth, Twenty-Nine Million Seven Hundred Thousand (29,700,000) shares of Internet Eye Doctor upon the acceptance by the Securities and Exchange Commission of a SB-2 from the Internet Eye Doctor's. Career Worth. Three Million Six Hundred Thousand (3,300,000) shares are to be retained by Career Worth as payment for services for this agreement.

9.   Miscellaneous.

     a. Entire Agreement; No Other Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any and all other agreements, statements, or representations made. All terms and conditions of this Agreement are set forth herein, and there are no warranties, agreements or understandings, express or implied, except those expressly set forth herein.

     b. Amendment. This Agreement may be amended only by a written instrument executed by all parties hereto.

     c. Specific Performance. The parties acknowledge that the subject matter of this Agreement (i.e., the shares of stock at issue) is unique and that no adequate remedy of law would be available for breach of this Agreement. Accordingly, each party agrees that the other party will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required), and each party waives the defense in any action or proceeding brought to enforce this Agreement, that there exists an adequate remedy at law.

     d. Assignment. Except as specifically permitted by the terms of this Agreement, neither this Agreement nor any right created hereby shall be assignable.

     e. Paragraphs and Other Headings. Paragraphs or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     f. Choice of Law. It is the intention of the parties that the laws of the State of Utah should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any dispute that arises from the terms and conditions of this agreement shall be resolved before a court of competent jurisdiction located in Salt Lake County, State of Utah, by the agreement of the parties hereto.

     g. No Waiver. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     h. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     i. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Execution and/or delivery by fax of any signature hereon shall be deemed to have the same force and effect as an original.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Internet Eye Doctor, Inc.                Career Worth, Inc..


 /s/ Joseph G. Carbone                    /s/ BonnieJean C. Tippetts
---------------------------------        --------------------------------
By: Joseph G. Carbonne, President        By: Bonnie Tippetts, President

Exhibit 10(iv)





                              THE 2002 BENEFIT PLAN

                                       OF

                            INTERNET EYE DOCTOR, INC.

               THE 2002 BENEFIT PLAN OF INTERNET EYE DOCTOR, INC.

     INTERNET EYE DOCTOR, INC., a Nevada corporation (the "Company"), hereby adopts The 2002 Benefit Plan of INTERNET EYE DOCTOR, INC., (the "Plan") this 9TH day of January, 2002. Under the Plan, the Company may issue stock, or grant options to acquire the Company's common stock, no par value (the "Stock"), from time to time to employees of the Company or its subsidiaries, all on the terms and conditions set forth herein ("Benefits"). In addition, at the discretion of the Board of Directors, Benefits may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. No stock may be issued, or option granted under the benefit plan to consultants, advisors, or other persons who directly or indirectly promote or maintain a market for the Company's securities.

1. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified officers, employees and consultants capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives, employees and consultants and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Benefits.

2. Administration of this Plan. Administration of this Plan shall be determined by the Company's Board of Directors (the "Board"). Subject to compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any Benefit approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any Benefit approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3. Shares of Stock Subject to this Plan. A total of five million (5,000,000) shares of Stock may be subject to, or issued pursuant to, Benefits granted under this Plan. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.

4. Reservation of Stock on Granting of Option. At the time any Option is granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such Option until it is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5. Eligibility. The Plan Administrators may grant Benefits to employees, officers, directors and consultants of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Benefits shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6. Term of Options issued as Benefits and Certain Limitations on Right to Exercise.

     a. Each Option issued as a benefit hereunder ("Option") shall have its term established by the Plan Administrators at the time the Option is granted.

     b. The term of the Option, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the Option.

     c. Unless otherwise specifically provided by the written provisions of the Option or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no
     participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to an Option unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the Option and delivers the required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of the Option, no adjustment to the exercise price or the number of shares of Stock subject to the Option shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the Option is acquired by the holder.

     d. Options shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the Option.

     e. Options may contain such other provisions, including further lawful restrictions on the vesting and exercise of the Options as the Plan Administrators may deem advisable.

     f. In no event may an Option be exercised after the expiration of its term.

     g. Options shall be non-transferable, except by the laws of descent and distribution.

7. Exercise Price. The Plan Administrators shall establish the exercise price payable to the Company for shares to be obtained pursuant to Options, which exercise price may be amended from time to time as the Plan Administrators shall determine.

8. Payment of Exercise Price. The exercise of any Option shall be contingent on receipt by the Company of the exercise price paid in either cash, certified or personal check payable to the Company.

9. Withholding. If the grant of a Benefit hereunder, or exercise of an Option given as a Benefit is subject to withholding or other trust fund payment requirements of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the Optionee's liability and will be reimbursed by Optionee no later than six months after such liability arises and Optionee hereby agrees to such reimbursement terms.

10. Dilution or Other Adjustment. The shares of Common Stock subject to this Plan and the exercise price of outstanding Options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other recapitalization. The Company, at its option, may adjust the Options, issue replacements, or declare Options void.

11. Benefits to Foreign Nationals. The Plan Administrators may, in order to fulfill the purpose of this Plan and without amending this Plan, grant Benefits to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Benefits made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12. Listing and Registration of Shares. Each Option shall be subject to the requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13. Expiration and Termination of this Plan. This Plan may be abandoned or terminated at any time by the Plan Administrators except with respect to any Options then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 3 millionth share is issued hereunder.

14. Amendment of this Plan. This Plan may not be amended more than once during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect.

ATTEST:


/s/ Joseph G. Carbone
---------------------------------
Joseph G. Carbone, President



/s/ David Burton
---------------------------------
David Burton, Vice President

Exhibit 10 (v)








                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                December 31, 2001

                                 C O N T E N T S


Independent Auditors' Report.................................................109

Balance Sheet................................................................110

Statement of Operations......................................................111

Statements of Stockholders' Equity ..........................................112

Statement of Cash Flows .....................................................113

Notes to the Financial Statements............................................114

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Internet Eye Doctor, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheet of Internet Eye Doctor, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from inception on December 7, 2001 through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Eye Doctor, Inc. as of December 31, 2001 and the results of its operations and cash flows for the period from inception on December 7, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has had no business operations since inception and no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result form the outcome of these uncertainties.



HJ & Associates, LLC
Salt Lake City, Utah
April 24, 2002

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                                  Balance Sheet


                                     ASSETS

                                                                    December 31,
                                                                        2001

CURRENT ASSETS

   Cash                                                            $          -
                                                                   -------------

     Total Current Assets                                                     -
                                                                   -------------

OTHER ASSETS (Note 4)                                                    10,000
                                                                   -------------

  TOTAL ASSETS                                                     $     10,000
                                                                   =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                                $      7,981
                                                                   -------------

     Total Current Liabilities                                            7,981
                                                                   -------------

STOCKHOLDERS' EQUITY

   Common stock: 100,000,000 shares authorized of $0.001
   par value, 12,054,000 shares issued and outstanding                   12,054
   Additional paid-in capital                                                 -
   Deficit accumulated during the development stage                     (10,035)
                                                                   -------------

     Total Stockholders' Equity                                           2,019
                                                                   -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $     10,000
                                                                   =============

   The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                             Statement of Operations


                                                                         From
                                                                    Inception on
                                                                     December 7,
                                                                    2001 Through
                                                                    December 31,
                                                                        2001

REVENUE                                                             $         -
                                                                    ------------

EXPENSES

  General and administrative                                             10,035
                                                                    ------------
  Total Expenses                                                         10,035
                                                                    ------------
NET LOSS                                                            $   (10,035)
                                                                    ============

BASIC LOSS PER SHARE                                                $     (0.00)
                                                                    ============

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                   4,605,833
                                                                    ============


 The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity


                                                                                                       Deficit
                                                                                                     Accumulated
                                                                                Additional           During the
                                                 Common Stock                     Paid-in            Development
                                      ------------------------------------
                                          Shares              Amount              Capital               Stage
                                      ----------------    ----------------   -----------------   -----------------
Balance at inception on
 December 7, 2001                                    -    $              -   $               -   $               -

Common stock issued for
 services at $0.001 on
 December 21, 2001                           2,054,000               2,054                   -                   -

Common stock issued for web
 site at $.001 on
 December 22, 2001                          10,000,000              10,000                   -                   -

Net loss from inception on
 December 7, 2001 through
 December 31, 2001                                   -                   -                   -             (10,035)
                                      ----------------    ----------------   -----------------   -----------------

Balance, December 31, 2001                  12,054,000    $         12,054   $               -   $         (10,035)
                                      ================    ================   =================   =================


   The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows



                                                                        From
                                                                    Inception on
                                                                     December 7,
                                                                    2001 Through
                                                                    December 31,
                                                                         2001
                                                                    ------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                          $   (10,035)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Common stock issued for services                                      2,054
  Changes in operating assets and liabilities:
    Increase in accounts payable                                          7,981
                                                                    ------------
      Net Cash Used in Operating Activities                                   -
                                                                    ------------
CASH FLOWS FROM INVESTING ACTIVITIES                                          -
                                                                    ------------
CASH FLOWS FROM FINANCING ACTIVITIES                                          -
                                                                    ------------
CASH, BEGINNING OF PERIOD                                                     -
                                                                    ------------
CASH, END OF PERIOD                                                 $         -
                                                                    ============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

  Interest                                                          $         -
  Income taxes                                                      $         -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services                                  $     2,054


   The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2001


NOTE 1 - ORGANIZATION AND HISTORY

          Internet Eye Doctor, Inc. (the Company) was incorporated on December 7, 2001 under the laws of the State of Nevada, primarily for the purpose of selling contact lenses and other eye care products over the Internet and any lawful activity permitted by the State of Nevada. The company has not commenced operations in accordance with SFAS No. 7, and is considered a development stage company.

          The   Company  has  limited   operations,   assets  and   liabilities.
          Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

          The Company has no material operations to date and its accounting policies and procedures have not been determined, except as follows:

          a. Accounting Method

          The Company uses the accrual method of accounting and has selected a calendar year end.

          b. Basic Loss Per Share

          Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                                                        From
                                                                    Inception on
                                                                    December 7,
                                                                    2001 Through
                                                                    December 31,
                                                                        2001
                                                                    ------------
          Numerator - loss                                          $   (10,035)
          Denominator - weighted average number of shares outstanding  4,605,833
                                                                    ------------

          Loss per share                                            $     (0.00)
                                                                    ============

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2001



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

          c. Income Taxes

          No provision for income taxes has been accrued because the Company has net operating losses from inception. The net operating loss carryforwards of approximately $318 at December 31, 2001 expire in 2021. No tax benefit has been reported in the financial statements because the Company is uncertain if the carryforwards will expire unused. Accordingly, the potential tax benefits are offset by a valuation account of the same amount.

          The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                                        From
                                                                    Inception on
                                                                     December 7,
                                                                    2001 Through
                                                                    December 31,
                                                                        2001

          Income tax benefit at statutory rate                      $       121
          Change in valuation allowance                                    (121)
                                                                    ------------
                                                                    $         -
                                                                    ============

          Deferred tax assets (liabilities) are comprised of the following:

                                                                        From
                                                                    Inception on
                                                                     December 7,
                                                                    2001 Through
                                                                    December 31,
                                                                       2001

          Income tax benefit at statutory rate                      $       121
          Change in valuation allowance                                    (121)
                                                                    ------------
                                                                    $         -
                                                                    ============

          Due to the  change in  ownership  provisions  of the Tax Reform Act of
          1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2001

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES (Continued)

          d. Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - COMMON STOCK TRANSACTIONS

          On December 21, 2001, the Company issued 2,054,000 shares of common stock at par value for services rendered.

          On December 22, 2001, the Company issued 10,000,000 shares of common stock at par value for a web site.

NOTE 4 - OTHER ASSET - WEBSITE

          On December 22, 2001, the Company entered into a purchase agreement with the Company's president whereby the Company purchased a website in exchange for 10,000,000 shares of common stock valued at $10,000 which approximates predecessor cost. The website was placed into operations on December 22, 2001 and is being amortized over its useful life of three years in accordance with the Company's capitalization policies.

NOTE 5 - GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has had no significant operations since inception.

          These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

          The ability of the Company to continue as a going concern is also dependent upon its ability to successfully seek out and consummate an agreement with an existing operating company, or secure other sources of financing such that it may commence profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                                December 31, 2001


NOTE 6 - NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

          During the years ended December 31, 2001, and 2000, the Company adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.), FASB Statement No. 141, "Business Combinations," FASB Statement No. 142, "Goodwill and Other Intangible Assets," FASB Statement No. 143, "Accounting for Asset Retirement Obligations," FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)." The effect of these adopted provisions on the Company's financial statements was not significant.

NOTE 7 - SUBSEQUENT EVENTS

          On January 9, 2002, the Company adopted The 2002 Benefit Plan of Internet Eye Doctor, Inc. (the Plan). Under this Plan, the Company may issue to its employees, common stock or grant options to acquire the Company's common stock. The Plan also provides for shares to be issued or options granted to consultants or advisors of the Company for bonefide services rendered.

          On January 9, 2002, the Company issued 4,227,500 shares of common stock to related parties at $0.001 per share for services rendered valued at $4,228.

          On January 15, 2002, the Company issued 7,107,500 shares of common stock at $0.001 per share for services rendered valued at $7,108.

          On January 26, 2002, the Company issued 355,000 shares of common stock at $0.001 per share for services rendered valued at $355.

          On February 28, 2002, the Company entered into a stock exchange agreement with Career Worth, Inc., a Nevada corporation, wherein the Company issued 33,000,000 shares of common stock in exchange for 1,000,000 shares of common stock of Career Worth, Inc. Accordingly, the Company became a majority owned subsidiary of Career Worth, Inc.

          On March 25, 2002, the Company issued 3,300,000 shares of common stock to related parties at $0.001 per share for services rendered valued at $3,300.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                       June 30, 2002 and December 31, 2001

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                                  Balance Sheet



                                     ASSETS

                                                         June 30,   December 31,
                                                           2002          2001
                                                       -----------  ------------
                                                                     (unaudited)
CURRENT ASSETS

   Cash                                                $     262    $         -
   Prepaid expenses                                          195              -
                                                       -----------  ------------

     Total Current Assets                                    457              -
                                                       -----------  ------------

   OTHER ASSETS

     Website, net                                          8,333         10,000
     Equity  securities  available for sale (Note 3)       2,700              -
                                                       -----------  ------------

     Total Other Assets                                    11,033        10,000
                                                       -----------  ------------
     TOTAL ASSETS                                      $   11,490   $    10,000
                                                       ===========  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                    $    4,638   $     7,981
   Accounts payable-related party                           7,021             -
                                                       -----------  ------------
     Total Current Liabilities                             11,659         7,981
                                                       -----------  ------------
STOCKHOLDERS' EQUITY

   Common stock: 100,000,000 shares authorized of $0.001
   par value, 60,044,000 and 12,054,000 shares issued and
    outstanding, respectively                              60,044        12,054
   Additional paid-in capital                                   -             -
   Other comprehensive loss                               (30,300)            -
   Deficit accumulated during the development stage       (29,913)      (10,035)
                                                       -----------  ------------
     Total Stockholders' Equity                              (169)        2,019
                                                       -----------  ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $   11,490   $    10,000
                                                       ===========  ============


   The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                             Statement of Operations


                                                                    From
                                                                Inception on
                                 For the Three   For the Six     December 7,
                                 Months Ended    Months Ended   2001 Through
                                    June 30,       June 30,       June 30,
                                      2002           2002           2002
                                 -------------  --------------  ------------

SALES                            $       877    $    1,067      $     1,067

COST OF PRODUCT SOLD                     392           523              523
                                 -------------  ------------    ------------

GROSS MARGIN                             485           544              544
                                 -------------  ------------    ------------

OPERATING EXPENSES

   General and administrative          8,902       18,755            28,790
   Amoritization                         833        1,667             1,667
                                 -------------  ------------    ------------

     Total Expenses                    9,735       20,422            30,457
                                 -------------  ------------    ------------

NET LOSS                              (9,250)     (19,878)          (29,913)
                                 -------------  ------------    ------------

OTHER COMPREHENSIVE LOSS
   Loss on valuation of
   marketable securities                   -      (30,300)          (30,300)
                                 -------------  ------------    ------------

 Total Other Comprehensive Loss            -      (30,300)          (30,300)
                                 -------------  ------------    ------------

NET COMPREHENSIVE LOSS           $    (9,250)   $ (50,178)      $   (60,213)
                                 =============  ============    ============

BASIC LOSS PER SHARE             $     (0.00)   $   (0.00)
                                 =============  ============

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING               60,044,000     46,905,382
                                 =============  ============


The quarter and six months ended June 30, 2001 are not presented because the inception of the Company is December 7, 2001.



   The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity


                                                                                                                        Deficit
                                                                                                                      Accumulated
                                                                               Additional             Other           During the
                                                Common Stock                     Paid-in          Comprehensive       Development
                                    -------------------------------------
                                         Shares              Amount              Capital              Loss               Stage
                                    -----------------  ------------------  ------------------  -----------------   ----------------
Balance at inception on
 December 7, 2001                                   -  $                -  $                -  $               -   $             -

Common stock issued for
 services at $0.001 on
 December 21, 2001                          2,054,000               2,054                   -                  -                 -

Common stock issued for web
 site at $.001 on
 December 22, 2001                         10,000,000              10,000                   -                  -                 -

Net loss from inception on
 December 7, 2001 through
 December 31, 2001                                  -                   -                   -                  -           (10,035)
                                    -----------------  ------------------  ------------------  -----------------   ----------------

Balance, December 31, 2001                 12,054,000              12,054                   -                  -           (10,035)

Common stock issued for
 services at $.001 on January 9,
 2002 (unaudited)                           4,227,500               4,228                   -                  -                 -

Common stock issued for
 services at $.001 on January 5,
 2002 (unaudited)                           7,107,500               7,107                   -                  -                 -

Common stock issued for
 services at $.001 on January 26,
 2002 (unaudited)                             355,000                 355                   -                  -                 -

Common stock issued for Career
 Worth, Inc. common stock on
 February 28, 2002 (unaudited)             33,000,000              33,000                   -                  -                 -

Common shares issued for
 services at $.001 on March 25,
 2002 (unaudited)                           3,300,000               3,300                   -                  -                 -

Unrealized loss on securities                       -                   -                   -           (30,300)                 -

Net loss for the six months
 ended June 30, 2002
 (unaudited)                                        -                   -                   -                  -           (19,878)
                                    -----------------  ------------------  ------------------  -----------------   ----------------

Balance, June 30, 2002
 (unaudited)                               60,044,000  $           60,044  $                -  $         (30,300)  $       (29,913)
                                    =================  ==================  ==================  =================   ================



The accompanying notes are an integral part of these financial statements.

                            INTERNET EYE DOCTOR, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
                                   (Unaudited)


                                                                       From
                                                                    Inception on
                                                        For the      December 7,
                                                      Months Ended  2001 Through
                                                        June 30,      June 30,
                                                          2002          2002
                                                      ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                             $   (19,878)  $   (29,913)
 Adjustment to reconcile net loss to net
 cash used by operating activities:
   Amortization                                             1,667         1,667
   Common stock issued for services                        14,990        17,044
 Changes in operating assets and liabilities:
   (Increase) in prepaid expenses                            (195)         (195)
   Increase (decrease) in accounts payable                 (3,343)        4,638
   Increase (decrease) in accounts payable-
   related party                                            7,021         7,021
                                                      ------------  ------------

     Net Cash Used by Operating Activities                    262           262
                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES                            -             -
                                                      ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES                            -             -
                                                      ------------  ------------

INCREASE IN CASH                                              262           262

CASH, BEGINNING OF PERIOD                                       -             -
                                                      ------------  ------------

CASH, END OF PERIOD                                   $       262   $       262
                                                      ============  ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

   Interest                                           $         -   $         -
   Income taxes                                       $         -   $         -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for services                    $    14,990   $    17,044



The six months ended June 30, 2001 is not presented because the inception of the Company is December 7, 2001.



   The accompanying notes are an integral part of these financial statements.

NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

          The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2001 Annual Report on Form 10-KSB. Operating results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

NOTE 2 - GOING CONCERN

          The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

          In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through sales of common stock. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

          The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - MATERIAL EVENTS

          On January 9, 2002, the Company adopted The 2002 Benefit Plan of Internet Eye Doctor, Inc. (the Plan). Under this Plan, the Company may issue to its employees, common stock or grant options to acquire the Company's common stock. The Plan also provides for shares to be issued or options granted to consultants or advisors of the Company for bonefide services rendered.

          On January 9, 2002, the Company issued 4,227,500 shares of common stock to related parties at $0.001 per share for services rendered valued at $4,228.

          On January 15, 2002, the Company issued 7,107,500 shares of common stock at $0.001 per share for services rendered valued at $7,108.

          On January 26, 2002, the Company issued 355,000 shares of common stock at $0.001 per share for services rendered valued at $355.

          On February 28, 2002, the Company entered into a Stock Exchange Agreement with Career Worth, Inc. whereby the Company agreed to issue to Career Worth, Inc. 33,000,000 shares of it's restricted common stock in exchange for 1,000,000 shares of Career Worth, Inc. restricted common stock. As of the date of the transaction, the common stock of the Company had no readily determinable value and the Company had no productive assets or established business operations. On February 28, 2002, the closing market price for Career Worth, Inc. unrestricted and free trading common stock was $10.50 per share as quoted on the NASDAQ Over-the- Counter Bulletin Board. APB Opinion 29 (Accounting for Nonmonetary Transactions) and EITF 00-5 (Determining Whether a Nonmonetary Transaction Is an Exchange of Similar Productive Assets) state that the cost of a nonmonetary asset acquired in exchange for another nonmonetary asset is the fair value of the asset surrendered, unless the fair value of the asset received is more clearly evident, especially in the case of nonproductive assets. The fair value of the Career Worth, Inc. common stock is not readily determinable primarily as a result of numerous uncertainties including
          1) restricted nature of the shares, 2) the extreme volatility in the historical trading price of Career Worth, Inc. free-trading shares, 3) the relatively thin trading of the shares and limited number of market makers, 4) the size of the block of Career Worth, Inc. shares held relative to the number of shares available for trading in the market, among other uncertainties. Accordingly, the cost basis of the investment in the Career Worth, Inc. restricted common stock was initially based on the fair value of the Company's common stock on the date of the transaction determined to be equal to par value of $0.001 per share for a total investment of $33,000. Because of the factors discussed above, determination has been made that the value of the Career Worth, Inc. common stock is impaired and should be valued at the nominal amount of $2,700 at June 30, 2002. Accordingly, an unrealized loss on securities held for sale in the amount of $30,300 has been recognized in the accompanying financial statements. If and when the shares of Career Worth, Inc. common stock become freely trading and available for sale, they will be accounted for under the provisions of FAS 115 (Accounting for Certain Investments in Debt and Equity Securities).

          On March 25, 2002, the Company issued 3,300,000 shares of common stock to related parties at $0.001 per share for services rendered valued at $3,300.

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------

We hereby consent to the use of our audit report dated April 24, 2002, for the period ended December 31, 2001 and from inception on December 7, 2001 through December 31, 2001 which is included in this Form SB-2 fo INternet Eye Doctor, Inc. We also consent to all references to our firm in this Form SB-2.

 /s/ HJ & Associates, LLC
--------------------------
HJ & Associates, LLC
Salt Lake City, Utah
August 26, 2002